Exhibit 10.1

EXECUTION

STOCK PURCHASE AGREEMENT

by and among

CLARIENT, INC.

and

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

March 25, 2009

i

	(X)	NO MARKET MANIPULATION	17
	(Y)	SPECIAL REGULATORY AND OTHER MATTERS	17
	(Z)	SOLVENCY	19
	(AA)	FOREIGN CORRUPT PRACTICES	19

4.	COVENANTS.		19

	(A)	CERTAIN PRE-CLOSING COVENANTS	19
	(B)	INFORMATION STATEMENT	20
	(C)	FORM D AND BLUE SKY	20
	(D)	USE OF PROCEEDS	21
	(E)	ACCESS	21
	(F)	RESERVATION OF SHARES	21
	(G)	LISTING	21
	(H)	EXPENSES	21
	(I)	FILING OF FORM 8-K; PRESS RELEASES	22
	(J)	TRANSACTIONS WITH AFFILIATES	22
	(K)	LOCK-UP AGREEMENT.	22
	(L)	CERTAIN TRADING ACTIVITIES	23
	(M)	OWNERSHIP DISCLOSURE	24
	(N)	BOARD SEATS	24

5.	TRANSFER AGENT INSTRUCTIONS		25

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL ON THE CLOSING DATES.		25

	(A)	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL ON THE INITIAL CLOSING DATE	25
	(B)	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL ON THE SECOND CLOSING DATE	26
	(C)	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL ON EACH SUBSEQUENT CLOSING DATE	27

7.	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE ON THE CLOSING DATES.		28

	(A)	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE ON THE INITIAL CLOSING DATE	28
	(B)	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE ON THE SECOND CLOSING DATE	30
	(C)	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE ON EACH SUBSEQUENT CLOSING DATE	31

8.	TERMINATION.		32

	(A)	TERMINATION.	32
	(B)	EFFECT OF TERMINATION	34

9.	GOVERNING LAW; MISCELLANEOUS.		34

	(A)	GOVERNING LAW; JURISDICTION; JURY TRIAL	34
	(B)	COUNTERPARTS	35

(C)	HEADINGS	35
(D)	SEVERABILITY	35
(E)	ENTIRE AGREEMENT; AMENDMENTS	35
(F)	NOTICES	35
(G)	SUCCESSORS AND ASSIGNS	37
(H)	NO THIRD PARTY BENEFICIARIES	37
(I)	SURVIVAL	37
(J)	PUBLICITY	38
(K)	FURTHER ASSURANCES	38
(L)	PLACEMENT AGENT	38
(M)	NO STRICT CONSTRUCTION	38
(N)	REMEDIES	38
(O)	RELIANCE	38
(P)	PAYMENT SET ASIDE	39
(Q)	FORM, REGISTRATION, TRANSFER AND EXCHANGE OF PREFERRED STOCK; LOST PREFERRED STOCK	39
(R)	DEFINITIONS	39

SCHEDULES

Schedule 3(a)	Subsidiaries of the Company
Schedule 3(c)	No Preemptive Rights, Outstanding Warrants, Etc.
Schedule 3(d)	Indebtedness
Schedule 3(f)	No Violation
Schedule 3(h)	Litigation
Schedule 3(l)	Employee Relations; Benefits Plans
Schedule 3(m)	Intellectual Property Claims
Schedule 3(n)	Title Matters
Schedule 3(s)	Transactions With Affiliates
Schedule 3(t)	Contracts
Schedule 3(y)	Regulatory Matters

EXHIBITS

Exhibit A	Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D	Form of Company Counsel Opinion
Exhibit E	Form of Safeguard Agreement

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of March 25, 2009, by and among CLARIENT, INC., a Delaware corporation, with headquarters located at 31 Columbia, Aliso Viejo, California 92656 (the “Company”), and OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP, a Delaware limited partnership, with headquarters located at One Gorham Island, Westport, Connecticut 06880 (the “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Section 9(r) hereof.

RECITALS

The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  (Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to such terms herein.)

The Company’s Board of Directors has authorized 6,578,948 shares of its preferred stock, par value $0.01 per share to be denominated as the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), which shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, substantially in the form attached hereto as Exhibit A (the “Certificate of Designations”).

Subject to the terms and conditions set forth in this Agreement, the Purchaser wishes to purchase an aggregate of up to 5,263,158 shares of the Series A Preferred Stock in the Initial Closing and Second Closing, and up to an additional 1,315,790 shares of the Series A Preferred Stock in one or more Subsequent Closings (the “Preferred Shares”), at a purchase price per share of $7.60 (the “Purchase Price”).  All of the shares of Common Stock which are potentially issuable upon conversion of the Preferred Shares are referred to herein as the “Conversion Shares.”

Contemporaneously with the execution and delivery of this Agreement, the Company and the Purchaser are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, the Company and the Purchaser hereby agree as follows:

1.             PURCHASE AND SALE OF PREFERRED SHARES.

(a)           Purchase of Preferred Shares.

(i)            Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price per share equal to the Purchase Price, a number of Preferred Shares such that the number of Conversion Shares issuable upon conversion thereof equals 19.9% of the Company’s outstanding shares calculated in accordance with NASDAQ rules and regulations (the “Initial Closing”).

(ii)           Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price per share equal to the Purchase Price, a number of Preferred Shares equal to 5,263,158 minus the number of Preferred Shares purchased and sold at the Initial Closing (the “Second Closing”).  The Initial Closing and the Second Closing collectively are referred to in this Agreement as the “Closings”).

(iii)          Following the Second Closing, subject to the mutual agreement of the Company and the Purchaser, the Purchaser will purchase, and the Company shall issue and sell, up to an additional $10,000,000 of Preferred Shares (which amount may be allocated between up to two subsequent $5,000,000 closings), subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 6(c) and 7(c) below (each, a “Subsequent Closing”).

(b)           The Closing Dates.

(i)            The Initial Closing shall occur as soon as practicable, but in no event later than the second Business Day after the satisfaction or waiver of the conditions to the Initial Closing set forth herein (excluding conditions, that, by their terms, cannot be satisfied until the Initial Closing) or such later date as is mutually agreed to by the Company and the Purchaser (the “Initial Closing Date”).

(ii)           Only if the Initial Closing has previously occurred, the Second Closing shall occur as soon as practicable, but in no event later than the second Business Day after the satisfaction or waiver of the conditions to the Second Closing set forth herein (excluding conditions, that, by their terms, cannot be satisfied until the Second Closing) or such later date as is mutually agreed to by the Company and the Purchaser (the “Second Closing Date”).

(iii)          In the event that the parties elect to hold a Subsequent Closing, each Subsequent Closing shall occur on such date mutually determined by the parties (the “Subsequent Closing Date”).  Each of the Closing Date, the Second Closing Date and the Subsequent Closing Date may also be referred to in this Agreement as the “Closing Date”.

(iv)          Each Closing shall occur on the applicable Closing Date at the offices of Stradling, Yocca, Carlson & Rauth located at 660 Newport Center Drive Suite 1600, Newport Beach, California 92660, or at such other location as the Company and the Purchaser may mutually agree.

(c)           Form of Payment.  On the applicable Closing Date, (i) the Purchaser shall pay the Purchase Price to the Company for the applicable Preferred Shares by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (to be delivered not less than two (2) Business Days prior to the applicable Closing) and (ii) the Company shall deliver to the Purchaser stock certificates (in the denominations as the Purchaser shall request) (the “Preferred Stock Certificates”) representing such number of the Preferred Shares which the Purchaser is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of the Purchaser.

2.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser represents and warrants, as of the date hereof, as follows:

(a)           Investment Purpose.  The Purchaser is acquiring (i) the Preferred Shares and (ii) upon conversion of the Preferred Shares, the Conversion Shares (the Preferred Shares and the Conversion Shares collectively are referred to herein as the “Securities”), for its own account and not with a view towards, or for resale in connection with, the distribution thereof, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act,  the Exchange Act and state securities laws.

(b)           Accredited Investor Status.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and a “qualified institutional buyer” as that term is defined in Rule 144A promulgated under the Securities Act.

(c)           Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(d)           Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Purchaser understands that its investment in the Securities involves a high degree of risk.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.  Nothing contained in this Section 2(d) (nor any of the inquiries described herein nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives) shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Sections 3 and 9(l) below or in any certificate delivered hereunder.

(e)           No Governmental Review.  The Purchaser understands that no court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, Federal, state, county or local (each a “Governmental Entity”) has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)            Transfer or Resale.  The Purchaser understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel (or such other evidence reasonably acceptable to the Company), in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with evidence satisfactory to the Company that such Securities may be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (“Rule 144”); and (ii) except as provided in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser (A) that is a partnership to a liquidating trust for the benefit of its partners, to its partners or former partners in accordance with partnership interests or to the estate of any such partner or former partner, (B) that is a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) that is a corporation to its shareholders in connection with a distribution of the shares without value or (E) that is an individual to the Purchaser’s family member or trust for the benefit of the Purchaser or his or her family members or an entity whose equity owners consist solely of the Purchaser and his or her family members in a transfer by gift, will or intestate succession, provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were the original Purchaser hereunder.

(g)           Legends.

(i)            The Purchaser understands that the certificates or other instruments representing the Preferred Shares and, until such time as the sale of the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT AND (II) IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form to the reasonable satisfaction of the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with evidence satisfactory to the Company that the Securities may be sold pursuant to Rule 144 without any restriction as to the number of securities sold or the manner of sale.

(ii)           The Purchaser understands that the certificates or other instruments representing the Preferred Shares and the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK PURCHASE AGREEMENT DATED ON OR ABOUT MARCH 25, 2009 BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities, upon written request by the holder thereof following the expiration of the restrictions on transfer set forth in Section 4(k) hereof.

(h)           Authorization; Enforcement; Validity.  Purchaser has full power and authority to enter into this Agreement and the Registration Rights Agreement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            Residency.  The Purchaser is a resident of, and has its principal executive offices located in, the State of Connecticut.

(j)            Ownership.  The Purchaser does not own any Common Stock or any other securities of the Company.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Purchaser as follows in this Section 3, except to the extent (i) disclosed with reasonable specificity on the schedules to this Agreement, and (ii) with respect to all subsections in this Section 3, other than Sections 3(b), 3(f) and 3(n), disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Reports on Form 10-Q and current reports on Form 8-K filed since December 31, 2007 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Filings”) filed by the Company (other than (x) those sections of the 2008 Filings entitled or captioned “Risk Factors”, (y) any disclosure of risks included in any forward-looking statements disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature and (z) specific disclosures contained in those documents which are filed as exhibits to such 2008 Filings).  Without limiting the generality of the foregoing clause (z), the mere filing or incorporation by reference of an exhibit to such 2008 Filings shall not be deemed to adequately disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the exhibit itself, as opposed to the contents thereof).

(a)           Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any Person in which the Company, directly or indirectly, owns fifty percent (50%) or more of the outstanding voting securities) are corporations, limited partnerships, limited liability companies or foreign business entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, as applicable, and have the requisite corporate, limited partnership, limited liability company or respective foreign entity power and authorization to own their respective properties and to carry on their respective business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, prospects, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined) or the Certificate of Designations, other than such changes, effects or circumstances demonstrably attributable to: (i) economic conditions generally in the United States, or conditions in general in the industry and markets in which the Company and its Subsidiaries conducts its businesses, except to the extent such changes materially and disproportionately affect, in an adverse manner, the Company and its Subsidiaries considered as a whole, (ii) any change in the laws or regulations generally applicable to the industry or markets in which such Person and its Subsidiaries operate, except to the extent such changes materially and disproportionately affect, in an adverse manner, the Company and its Subsidiaries considered as a whole, or (iii) the entry into and consummation of this Agreement or any of the Transaction Documents or Certificate of Designations.  The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), to execute and file the Certificate of Designations, and, with respect of the Preferred Shares to be issued at the Second Closing, after receipt of the NASDAQ Stockholder Approval, to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and the issuance of all Conversion Shares issuable upon conversion of the Preferred Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, except the NASDAQ Stockholder Approval, which shall be obtained prior to the Second Closing.  The Transaction Documents have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that any rights to indemnity or contribution under the Registration Rights Agreement may be subject to limitation by public policy under federal securities laws, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Certificate of Designations will be filed as promptly as practicable with the Secretary of State of the State of Delaware and will be in full force and effect as of the Initial Closing Date, enforceable against the Company in accordance with its terms.  Neither the Certificate of Incorporation nor the Certificate of Designations shall have been amended prior to any Closing Date.

(c)           Equity Capitalization.

(i)            As of the date hereof, the authorized capital stock of the Company consists of (A) 150,000,000 shares of Common Stock, of which as of March 10, 2009, 77,195,120 shares are issued and outstanding and (B) 8,000,000 shares of Preferred Stock, of which no shares are issued and outstanding.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  Immediately prior to the Initial Closing Date, no shares of Preferred Stock shall be outstanding and as of each Closing Date the Series A Preferred Stock shall be the sole authorized or designated series of Preferred Stock.

(ii)           Except as set forth in Schedule 3(c), no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights.  Except as set forth in Schedule 3(c), and except for (a) contingent warrants issuable pursuant to that certain Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated February 27, 2009, by and between the Company and Safeguard Delaware, Inc., including the Continuance Warrant and the Monthly Warrants (each as defined therein), (b) options to purchase 2,330,849 shares of Common Stock issued or issuable pursuant to the Company’s 1996 Equity Incentive Plan, (c) options to purchase 3,705,325 shares of Common Stock issued or issuable pursuant to the Company’s 2007 Incentive Award Plan, and (d) options to purchase 1,350,000 shares of Common Stock issued or issuable outside of the Company’s 1996 Equity Incentive Plan and

2007 Incentive Award Plan, (A) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries; (B) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (C) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (D) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(iii)          The Company has furnished or made available to each Purchaser true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) and the Company’s Bylaws, as amended and as in effect on the date hereof and as of the applicable Closing (the “Bylaws”).  The Company does not have any certificate of designations in effect as of the date hereof or as of any Closing Date (other than the Certificate of Designations, which will be effective prior to the Initial Closing Date).

(d)           Indebtedness and Other Contracts.  Except as set forth on Schedule 3(d), neither the Company not any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this agreement “Indebtedness” means, with respect to any Person, whether recourse is secured by or is otherwise available against all or only a portion of such Person’s assets, and whether or not contingent, (A) all obligations for borrowed money, whether current, funded, secured or unsecured, and every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, (B) all indebtedness of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (C) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (D) all indebtedness of such Person secured by a Lien to secure all or part of the purchase price of the property subject to such mortgage or Lien, (E) all obligations under leases which have been or must be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (F) any liability of such Person in respect of banker’s acceptances or letters of credit, (G) all interest, fees and other expenses owed with respect to the indebtedness referred to above, and (H) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

(e)           Issuance of Securities.  Upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, as of each Closing, the applicable Preferred Shares will be duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, Liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations.  Upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and as of each Closing, a sufficient number of shares of Common Stock to permit the conversion in full of such Preferred Shares shall be duly authorized and reserved for issuance upon conversion of the Preferred Shares.  Upon conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Subject only to accuracy of the representations set forth in Section 2, the issuance by the Company of the Securities is exempt from registration under the Securities Act and all applicable state securities laws.

(f)            No Conflicts.

(i)            Except as set forth on Schedule 3(f), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not:

(A)          result in a violation of the Certificate of Incorporation (after giving effect to the Certificate of Designations), or the Bylaws;

(B)           conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or incremental, additional or varied rights under, any material agreement, indenture or instrument (including, without limitation, any stock option, employee stock purchase or similar plan or any employment or similar agreement) to which the Company or any of its Subsidiaries is a party (including, without limitation, triggering the application of any change of control or similar provision (whether “single trigger” or “double trigger”)); or

(C)           result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as hereinafter defined)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(ii)           Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or Bylaws or, in the case of Subsidiaries, their organizational charter or bylaws, respectively.

(iii)          The business of the Company and its Subsidiaries is not being conducted, in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(iv)          Except for (A) the filing of an information statement relating to the NASDAQ Stockholder Approval as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (B) with respect to the Second Closing and any Subsequent Closings, the NASDAQ Stockholder Approval, (C) as may be required by any applicable state securities laws, or (D) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain as described in the preceding sentence shall have been obtained or effected on or prior to each Closing Date and shall not be the subject of any pending or, to the knowledge of the Company, threatened proceeding or other action.  The Company is not, and as of each Closing Date will not be, in violation of the listing requirements of the NASDAQ, and the Conversion Shares shall be authorized for listing thereon.

(g)           SEC Documents; Financial Statements.

(i)            Since December 31, 2008, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) and all forms, documents and instruments filed by the Company with the SEC pursuant to the Securities Act (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.  None of the SEC Documents, at the time they were or are filed with the SEC, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)           As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form (and will comply as to form) in all material respects with U.S. generally accepted accounting principles (“GAAP”) and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (A) as may be otherwise specifically indicated in such financial statements or the notes thereto, or (B) in the case of unaudited statements, to the extent they may exclude footnotes or may be condensed or summary statements or as otherwise, in each case, may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  KPMG LLP, which has examined certain of such financial statements, is an independent certified public accounting firm within the meaning of the Securities Act.  As of the date of this Agreement and as of each Closing Date, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement).

(iii)          Since December 31, 2008, except as specified in the 2008 Filings, the Company has not incurred or suffered any liability or obligation of any nature (absolute, accrued, contingent or otherwise) which are not properly reserved against in the Company’s financial statements to the extent required to be so reflected or reserved against in accordance with GAAP, except in the ordinary course of business and except any such liability or obligation that has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, Governmental Entity or self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries, except where any of the foregoing would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect and except as set forth on Schedule 3(h).

(i)            Acknowledgment Regarding the Purchaser’s Purchase of Preferred Shares.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any representative or agent in connection with the Transaction Documents and/or the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(j)            No General Solicitation.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(k)           No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NASDAQ, nor will the Company or any of its Subsidiaries take any action or steps (other than by compliance with the Registration Rights Agreement) that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

(l)            Employee Relations; Benefit Plans.  Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened.  Except as set forth on Schedule 3(l), none of the Company’s or its Subsidiaries’ employees is a member of a union which relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.  Except as set forth on Schedule 3(l), no executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such executive officer intends to leave the Company or any such Subsidiary or otherwise terminate such executive officer’s employment with the Company or any such Subsidiary.  To the knowledge of the Company, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)           The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iii)          There are no material employee benefit plans, as defined in Section 3(3) of ERISA, maintained by the Company or any Subsidiary, or with respect to which the Company or any Subsidiary has incurred or has reason to expect that it will incur any direct or indirect material liability, other than those described in the 2008 Filings or as described in Schedule 3(l) (“Benefit Plans”).

(iv)          No Benefit Plan is subject to Title IV of ERISA or section 412 of the Code.  Except as set forth on Schedule 3(l), no Benefit Plan is a “Multiple Employer Plan” within the meaning of the Code or ERISA.

(v)           With respect to each Benefit Plan:  (A) if it is intended to qualify under section 401(a) or 403(a) of the Code, the Company has no knowledge of any circumstance that could be reasonably expected to result in such Benefit Plan’s failure to be so qualified; (B) such Benefit Plan has been maintained and administered at all times in substantial compliance with its terms and applicable laws and regulations, except where the failure to comply would not have a Material Adverse Effect; (C) to the Company’s knowledge no event has occurred and there exists no circumstances under which the Company or any Subsidiary could be reasonably expected to incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits) with respect to such Benefit Plan or with respect to any other entity’s employee benefit plan; and (D) all contributions and premiums that are due have been paid with respect to such Benefit Plan.

(vi)          With respect to each Benefit Plan which is an “employee welfare benefit plan” (as defined in ERISA section 3(1)) which is maintained or contributed to by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has or could have any direct or indirect liability as of a Closing Date: (A) no such plan provides medical or death benefits with respect to current or former employees of the Company or any Subsidiary beyond their termination of employment (other than as required to avoid an excise tax under Code section 4980B); and (B) to the Company’s knowledge the Company and each Subsidiary has substantially complied with the requirements of Code section 4980B.

(vii)         The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not: (A) entitle any employee of the Company to severance or termination pay; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee of the Company; or (C) result in the payment that will be taken into account in determining whether there is an “excess parachute payment” under Code section 280G(b)(1).

(viii)        Schedule 3(l) lists every benefit plan, policy, agreement or arrangement, covering two or more employees or service providers, sponsored or contributed to by either the Company or any of its Subsidiaries, which constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and regulations promulgated thereunder) with respect to any service provider to either the Company or any Subsidiary.  Neither the Company nor any Subsidiary is obligated to make any payment or payments and is not a party to (or a participating employer in) any plan, policy, agreement or arrangement that it has reason to expect would give rise to additional taxes or interest under Section 409A of the Code (or any similar provision of state, local or foreign Law), whether or not such plan, policy, agreement or arrangement is required to be listed on Schedule 3(l).

(m)          Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct their respective businesses as now, or as contemplated to be, conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect.  Neither the Company nor its Subsidiaries has infringed trademarks, trade names, service marks, service mark registrations, service names, copyrights, inventions, licenses, trade secrets or, to its knowledge (after consultation with the Company’s senior officer in charge of patents and patent applications), patents, patent rights or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(m), there is no claim, action or proceeding being made or brought against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(n)           Title.  The Company and its Subsidiaries have good and marketable title to the leasehold estate in all real property described in the 2008 Filings as being leased by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens (other than Permitted Liens) except (i) such as are set forth on Schedule 3(n), (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries, (iii) such Liens against any landlord’s or owner’s interest in any leased property, and (iv) for taxes not yet due and payable.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(o)           Insurance.  All of the insurance policies covering the Company and its Subsidiaries are in full force and effect, neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any of such insurance policies and neither the Company nor any of its Subsidiaries has received any notification of cancellation or modification of any of such insurance policies.  The Company and its Subsidiaries maintain insurance coverage of a type and amount customary for entities of similar size engaged in similar lines of business.  Neither the Company nor any of its Subsidiaries is or ever has been a party to, or a beneficiary of, any other policy, insurance pool or sharing agreement whereby any other Person(s) maintains or maintained insurance covering the business of the Company.

(p)           Regulatory Permits; Compliance with Law.  Except the absence of which would not result or be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (i) the Company and its Subsidiaries possess all licenses, certificates, authorizations, permits, consents, orders and approvals issued by, and have made all filings, applications and registrations with, the appropriate Governmental Entities necessary to own or lease their respective properties and assets and to conduct their respective businesses as conducted and as contemplated to be conducted, and (ii) neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, permit, consent, order or approval.  The Company and each of its Subsidiaries has complied in all material respects and is not in default or violation in any material respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not reasonably be expected to have a Material Adverse Effect.  Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of its Subsidiaries.

(q)           Disclosure Controls.  The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors that there were no (x) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  Since December 31, 2008 and until the date of this Agreement, (A) to the knowledge of the Company, none of the Company, any Company Subsidiary, or any director or executive officer of the Company or any Company Subsidiary has received or otherwise been made aware of any written material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, and (B) to the Company’s knowledge, no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its executive officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or executive officer of the Company.

(r)            Tax Status.  The Company and each of its Subsidiaries (i) has timely made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such tax returns, reports and declarations were complete and correct in all material respects and were prepared in substantial compliance with all applicable laws and regulations, (ii) other than taxes that in an aggregate amount would not be material (and the nonpayment of which would not have a Material Adverse Effect), has paid all taxes and other governmental assessments owed, except those being contested in good faith and for which the Company has made appropriate reserves on its books and financial statements, and (iii) other than accruals for taxes in an aggregate amount that would not be material (and the nonpayment of which would not have a Material Adverse Effect), has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply.

(s)           Transactions With Affiliates.  Except (i) as set forth on Schedule 3(s), (ii) in the SEC Documents filed with the SEC prior to the date of this Agreement, (iii) routine compensation to directors in accordance with policies duly adopted by the Company’s Board of Directors, (iv) the grant of incentive equity issued under duly adopted incentive equity plans, and (v) transactions between the Company and its Subsidiaries and parent companies, as of the date hereof, to the knowledge of the Company, none of the executive officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such executive officer or director or, to the knowledge of the Company, any Person in which any such executive officer or director has a substantial interest or is an officer, director, trustee or partner.

(t)            Contracts.  Except for the contracts, agreements and commitments, whether written or oral, described on Schedule 3(t), or filed as exhibits to the SEC Documents filed with the SEC prior to the date of this Agreement (other than with respect to the contracts described in Section 3(t)(ii), if any, which shall be described on Schedule 3(t)), neither the Company nor any Subsidiary is a party to or bound by any of the following contracts, agreements or commitments, whether written or oral (the “Material Contracts”):

(i)            any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;

(ii)           any contract which limits or purports to limit the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any other Person;

(iii)          any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person;

(iv)          any contract or agreement that grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or business of the Company or any of its Subsidiaries;

(v)           any contract relating to the acquisition or disposition or any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company or any of its Subsidiaries; and

(vi)          any contract with any Affiliate of the Company (A) with a value in excess of $50,000, (B) which provides any Person with material consent rights or material control rights, or (C) which was not entered into in the ordinary course of business or was entered into on terms less favorable than would have been obtainable by the Company or it Subsidiaries in a comparable arm’s length transaction with an unrelated Person.

All of the Material Contracts are in full force and effect and binding upon the parties thereto in accordance with their terms.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any other party to such Material Contracts, is in default thereunder, nor to the knowledge of the Company does any condition exist that with notice or lapse of time or both would constitute a default thereunder.  Except as set forth on Schedule 3(t), the Company has no knowledge of any proposed or pending cancellation or termination of any such Material Contract.

(u)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), interested shareholder or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware (including, without limitation, Section 203 of the Delaware General Corporation Law, or any successor statute thereto) or the State of California (collectively, “Takeover Provisions”) which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities, the Purchaser’s ownership of the Securities and/or the Purchaser’s acquisition of the Conversion Shares.

(v)           Poison Pill.  The Company’s Rights Agreement, dated as of February, 10, 1999, between the Company and Harris Trust Company of California, as amended, expired by its terms on February 19, 2009.

(w)          Investment Company.  The Company is not, and after giving effect to the offering and sale of the Securities hereunder and the application of the proceeds thereof as described in this Agreement will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)            No Market Manipulation.  Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any of such entities’ directors, officers, employees, agents or controlling persons have taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, under the Securities Act or otherwise, or that has constituted, stabilization or manipulation of the price of the Common Stock.

(y)           Special Regulatory and Other Matters.  Except as set forth in Schedule 3(y), the Company represents and warrants to the Purchaser as follows:

(i)            The Company and each of its Subsidiaries (collectively, the  “Regulated Companies,” and each, a “Regulated Company”) each hold all licenses and other rights, accreditations, permits, approvals and authorizations (“Permits”) required by law, ordinance, regulation, ruling, guidance or manual of any Governmental Entity necessary to operate each line of business or facility presently conducted and presently proposed to be conducted by each of the Regulated Companies (each such line or facility, a “Business” and collectively, the “Businesses”), except for Permits, the absence of which would not reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect and will remain so immediately after the Closing and no suspension or cancellation of any Permit is pending or, to the knowledge of any Regulated Company, threatened.  None of the Regulated Companies has received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit.

(ii)           Each Regulated Company that directly receives reimbursement or payments under Title XVIII or XIX of the Social Security Act (the “Medicare And Medicaid Programs”) is enrolled for participation and reimbursement under the Medicare and Medicaid programs.  Each Regulated Company that directly or indirectly receives reimbursement or payments under the Medicare and Medicaid Programs, the  TRICARE program and such other similar federal, state or local reimbursement or governmental programs (collectively the “Government Programs”) has current provider numbers and provider enrollments and agreements required for each of such Government Programs.  Each Regulated Company that receives direct payments under any non-governmental program, including without limitation any private insurance program (collectively, the “Private Programs”) has all provider agreements and provider numbers that are required under such Private Programs.

(iii)          Each Regulated Company has not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by law or applicable contract, and has no liability under any Government Program or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect on the business, results of operations or prospects of any particular Regulated Company or group thereof, including by virtue of having a Material Adverse Effect on the ability to operate in the ordinary course or by virtue of resulting in a material liability.  Except as described on Schedule 3(y), no Regulated Company has any reimbursement or payment rate appeals, disputes or contested positions currently pending before any Governmental Entity or any administrator of any Private Programs with respect to any Business.

(iv)          All activities of each Business of each Regulated Company and of any officers, directors, agents and employees of any of the Regulated Companies undertaken on behalf of any Business, have been, and are currently being, conducted in compliance in all respects with all applicable legal requirements, permits, licenses, certificates, governmental requirements, Government Program manuals and guidance, orders and other similar items of any Governmental Entity including, without limitation, requirements under laws administered by the Food and Drug Administration, requirements under the Clinical Laboratory Improvement Amendments, and all legal requirements currently in effect pertaining to confidentiality of patient information, occupational safety and health, workers’ compensation, unemployment, building and zoning codes (collectively, “Regulations”), other than any non-compliance that does not or would not have a Material Adverse Effect on the assets, business, properties, prospects, operations or financial or other condition of any Business.  None of the Businesses of any of the Regulated Companies has violated or become liable for, or received any unresolved notice or charge asserting any such violation or liability with respect to, any Regulation, nor are there any facts or circumstances that are known or that reasonably should be known to the Regulated Companies that could form the basis for any such violation or liability, which violation or liability would reasonably be expected to have a Material Adverse Effect on the business, results of operations or prospects of any particular Regulated Company or group thereof, including by virtue of having a Material Adverse Effect on the ability to operate in the ordinary course or by virtue of resulting in a material liability.

(v)           None of the Regulated Companies, or any officer, director or managing employee of any of the Regulated Companies, and, to the knowledge of the Regulated Companies after due and reasonable inquiry, no person or entity providing professional services in connection with any Business, has engaged with respect to the Regulated Companies in any activities that are prohibited, or cause for the imposition of penalties or mandatory or permissive exclusion, under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn, or 1396b, 31 U.S.C. §§ 3729-3733, or the federal TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or similar state or local statutes or regulations, or under any criminal laws, statutes, ordinances, regulations, rulings or manuals of any Governmental Entity relating to health care services or payments, or that are prohibited by rules of professional conduct, other than any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(z)            Solvency.  Immediately after the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the fair value and present fair saleable value of the assets of each of the Company and its Subsidiaries will exceed the sum of their stated liabilities and identified contingent liabilities.  The Company and its Subsidiaries are not, nor will they be, after giving effect to the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, (i) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

(aa)         Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.             COVENANTS.

(a)           Certain Pre-Closing Covenants.  The parties agree as follows with respect to the period between the execution of this Agreement and each Closing:

(i)            General.  Each of the parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions to each Closing set forth in Sections 6(a) and/or 6(b) and Sections 7(b) and/or 7(c), as applicable; provided, however, that nothing in this Section 4(a) shall be deemed to require the Purchaser to purchase, or the Company to sell, the Preferred Shares unless and until the conditions set forth in Sections 6(a) and/or 6(b) and Section 7(b) and/or 7(c), respectively, are satisfied or, in the sole discretion of the Company or Purchaser, as the case may be, waived.

(ii)           Notices and Consents.  The Company will give any notices to third parties and Governmental Entities and shall use commercially reasonable efforts to obtain any third party consents that the Purchaser may reasonably request in connection with the matters referred to in Section 3(f) hereof.  Each of the parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of Government Entities in connection with the matters referred to in Section 3(f) hereof.

(iii)          Full Access.  The Company will permit representatives of the Purchaser to have reasonable access at reasonable times to its premises, properties, personnel and other third parties whose consent is required in order to consummate the transactions contemplated hereby, and to the books and documents of or pertaining to the Company.

(iv)          Notice of Developments.  The Company will give prompt written notice to the Purchaser of any development causing a breach of any of the representations and warranties in Section 3.  The Purchaser shall give prompt written notice to the Company of any development causing a breach of any of its own representations and warranties in Section 2.  No disclosure by any party pursuant to this Section 4(a)(iv), however, shall be deemed to amend or supplement the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, unless the other parties consent to the incorporation of such amendment or supplement or disclosure by consummating the transactions contemplated hereby.

(v)           Board of Directors; Indemnification Agreement.  Effective upon the Initial Closing the Company will cause Ann H. Lamont and Andrew Adams (or other designees of the Purchaser) (the “Purchaser Designees”) to be appointed to fill such vacancies.  Concurrently with the appointment of the Purchaser Designees, the Company, the Purchaser and the Purchaser Designees shall enter into an indemnification agreement in form and substance mutually agreeable to the Purchaser and its counsel on the one hand, and the Company and its counsel, on the other hand, for the benefit of the Purchaser Designees (the “Indemnification Agreement”).  It is understood that the appointment of Andrew Adams as a director will be subject to satisfaction of the “independent director” requirements as such term is defined in the rules and regulations promulgated by NASDAQ, as well as all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors, all of which shall occur prior to the Initial Closing.

(b)           Information Statement.  Promptly following the written consent of Safeguard to the transactions contemplated hereby, the Company shall use its commercially reasonable efforts to (i) promptly prepare and file with the SEC an information statement in conformance with the rules and regulations under the Exchange Act and in accordance with Delaware law, and mail such information statement to its stockholders of record and (ii) obtain the NASDAQ Stockholder Approval, each within 45 days of the Initial Closing.  The Company shall inform the Purchaser upon the completion of the information statement and shall distribute a copy of the information statement to the Purchaser.

(c)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D.  The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of the state of residence of Purchaser as disclosed by the Purchaser in this Agreement, and shall provide evidence of any such action so taken to the Purchaser on or prior to each Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities to the Purchaser required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(d)           Use of Proceeds.  The Company will use the proceeds from the sale of the Preferred Shares (i) to repay in full the outstanding Indebtedness of the Company under that certain Amended and Restated Loan Agreement, dated as of February 28, 2008 (as modified and amended from time to time), by and between Comerica Bank and the Company (the “Comerica Loan” and that certain Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated as of February 27, 2009, by and between the Company and Safeguard Delaware, Inc. (the “Safeguard Loan”) and (ii) for general working capital.  In addition, the Company may use the proceeds from the sale of the Preferred Shares to repay all or part of the Indebtedness of the Company under that certain Credit Agreement, dated as of July 31, 2008 (as modified and amended from time to time, by and among Gemino Healthcare Finance, LLC and the Company, Clarient Diagnostic Services, Inc. and ChromaVision International, Inc. (the “Gemino Loan”).  No portion of the proceeds from the issuance of Preferred Shares shall be used in any manner which would violate Regulation U, T or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, as in effect on the date or dates of such use of proceeds.

(e)           Access.  So long as the Purchaser holds at least 2,105,263 shares of Preferred Stock (as adjusted for any stock split, consolidation, reorganization, merger, dissolution and the like with respect to such shares), and subject to customary confidentiality terms, the Company shall permit the Purchaser and its designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their officers and accountants, all at such reasonable times and intervals during normal business hours as any the Purchaser may reasonably request.

(f)            Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon full conversion of all outstanding Preferred Shares.

(g)           Listing.  The Company shall use its best efforts to maintain the Common Stock’s authorization for quotation of the Common Stock on NASDAQ or to obtain and maintain a listing on The New York Stock Exchange, Inc. or another national securities exchange (collectively, as applicable, the “Principal Market”).  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

(h)           Expenses.  At each Closing, and, if applicable, upon termination of this Agreement or termination of the obligation to consummate the Second Closing (but, in the case of either such termination, only if the termination is not a result of a material breach by the Purchaser), the Company shall reimburse the Purchaser for its reasonable legal fees and expenses actually incurred in due diligence and negotiating and preparing the Transaction Documents and all related documents and consummating the transactions contemplated hereby and thereby, up to an aggregate of $100,000 for all payments pursuant to this sentence; provided, however, if the Closing (or Initial Closing, as applicable) does not occur for any reason, the aforementioned aggregate cap shall be reduced to $50,000.  In the event of litigation related to this Agreement, if a court of competent jurisdiction determines in a final, non-appealable order in favor of a party, the non-prevailing party shall reimburse the prevailing party for all reasonable costs and expenses (including legal fees) incurred in connection with such litigation.  In the event the court order results in both parties prevailing in part, the court shall determine the appropriate allocation of fees and expenses to be reimbursed by the parties or may determine to instead have each party bear their own respective fees and costs if such result is the most equitable in light of the court order.

(i)            Filing of Form 8-K; Press Releases.  On or before the third (3rd) Business Day following the date hereof, the Company shall file a Form 8-K with the SEC (the “Initial 8-K”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement, the Certificate of Designations and the Registration Rights Agreement, in the form required by the Exchange Act.  The Company shall file a press release or other announcement of this Agreement or the transactions contemplated hereby concurrently with the filing of the Initial 8-K with the SEC.  On or before the third (3rd) Business Day following the Second Closing Date, the Company shall file a Form 8-K with the SEC describing the transaction consummated on such date.

(j)            Transactions With Affiliates.  So long as at least 2,105,263 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series A Preferred Stock), the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any material agreement, transaction, commitment or arrangement that is an interested party transaction (A) having a value in excess of $50,000, (B) which provides a Person with material consent rights or material control rights, or (C) is outside the ordinary course of business or contains terms less favorable that would be obtained by the Company or its Subsidiaries in a comparable arm’s length transaction with an unrelated Person, in each case unless such agreement, transaction, commitment or arrangement is approved by a majority of the disinterested directors of the Company.

(k)           Lock-Up Agreement.

(i)            (A)          The Purchaser hereby agrees that from the Closing Date (or the Initial Closing Date, as applicable) until the date which is one year after the Closing Date (or the Initial Closing Date, as applicable), the Purchaser will not offer, sell, contract to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Preferred Shares or the Conversion Shares actually issued upon conversion thereof (collectively, the “Restricted Securities”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, without, in each case, the prior written consent of the Company.

(B)           As of the 12-month anniversary of the Closing Date (or the Initial Closing Date, as applicable), the restrictions in Section 4(k)(i)(A) shall lapse and be of no further effect as to the Restricted Securities.

(ii)           The restrictions in Section 4(k)(i) shall not apply to (A) transactions relating to any securities of the Company acquired by any the Purchaser or any of its Affiliates (1) prior to the execution of this Agreement or (2) in the open market after the date of this Agreement, or (B) with respect to transfers to immediate family members, Affiliates, partners, members, former partners or members or shareholders of the Purchaser in private transactions in which the transferee agrees to be bound by the provisions of this Section 4(k) as if such transferee were the Purchaser.

(iii)          The restrictions in this Section 4(k) shall expire in their entirety:

(A)          immediately before the acquisition of a majority of the outstanding voting securities of the Company by another person or entity, whether by merger, asset sale or otherwise, excluding any strategic transaction previously disclosed to the Purchaser by the Company or its advisors and affirmatively accepted by the Purchaser on or before the Initial Closing (the “Strategic Transaction”).

(B)           immediately (1) upon the breach by the Company of any material obligation to the Purchaser in the Transaction Documents or the Certificate of Designations, unless such breach is capable of being and is cured within twenty (20) Business Days after written notice to the Company of such breach from any Purchaser, (2) upon the failure to elect either Purchaser nominee to the Board of Directors of the Company in accordance with Section 9(d) of the Certificate of Designations (if the Purchaser has exercised its right to elect either such director) unless such failure is cured within twenty (20) Business Days after written notice to the Company of such failure from the Purchaser, (3) upon evidence that any representation or warranty set forth in Section 3 was materially untrue when made or deemed made, and such breach has had or is reasonably likely to have a materially adverse effect on the value of the Purchaser’s investment in the Company pursuant to this Agreement, and the Purchaser has notified the Company in writing of such event and evidence and (4) upon a material breach by the Company of any of the protective provisions in Section 9(b) of the Certificate of Designations, unless such breach is capable of being and is cured within fifteen (15) Business Days after written notice to the Company of such breach from the Purchaser.

(l)            Certain Trading Activities.  Other than signing this Agreement, the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities, and (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any sales or purchases of the securities of the Company or derivatives of the Company’s securities (including, without limitation, any Short Sales (as defined below) involving the Company’s securities, but not including the location and/or reservation of borrowable shares of Common Stock). Notwithstanding the foregoing, in the case of the Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement.  Until the Second Closing hereunder or the earlier termination of this Agreement prior to the Second Closing, Purchaser shall not effect any sales or purchases of the securities of the Company or derivatives of the Company’s securities (including, without limitation, any Short Sales (as defined below) involving the Company’s securities, but not including the location and/or reservation of borrowable shares of Common Stock). For purposes of this Section 4(l), “Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, “naked” short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, but, with respect to clause (i) and (ii) above, not including the location and/or reservation of borrowable shares of Common Stock.

(m)          Ownership Disclosure.  At the time of each Closing, Purchaser shall disclose in writing to the Company its holdings of any of the Company’s securities, including its Common Stock.

(n)           Board Seats.  In the event that all of the shares of Series A Preferred Stock are converted into Common Stock, (A) the Company shall not increase the number of members of the Board of Directors in excess of nine (9) members and (B) to the extent not inconsistent with the fiduciary duties of the Board of Directors upon the request of Purchaser in a writing signed by Purchaser and referencing this Section 4(n) (a “Designation Notice”), the Company will request that the Board of Directors appoint (in the case of vacancies) or nominate for election by the stockholders to the Board of Directors, up to two (2) nominees designated by Purchaser in the Designation Notice (as well as replacement nominees for vacancies created by the death, resignation or removal of any director serving as a result of such a nomination).

(ii)           After the earlier of the expiration of the lock-up period set forth in Section 4(k) and the Second Closing, at such time as the Purchaser and its Affiliates sell or otherwise transfer securities of the Company causing them to own less than 16.67% of the voting power of all outstanding securities of the Company entitling the holders thereof to vote generally in the election of directors, Purchaser shall negotiate in good faith with the Company an appropriate amendment to the terms of this Section 4(n) and, if applicable, the Certificate of Designations in light of such diminished ownership.

(iii)          So long as Safeguard is entitled to elect at least one director of the Company pursuant to the Securities Purchase Agreement, dated as of June 13, 2002, between the Company and Safeguard, as amended, this Section 4(n) may not be amended without the prior written consent of Safeguard.

(iv)          This Section 4(n) shall terminate on the date that Purchaser and its Affiliates own less than 5% of the voting power of all outstanding securities of the Company entitling the holders thereof to vote generally in the election of directors.

5.             TRANSFER AGENT INSTRUCTIONS.  As of the date hereof, and conditioned only upon the issuance of the applicable Preferred Shares at each Closing, the Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to promptly issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Preferred Shares.

6.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL ON THE CLOSING DATES.

(a)           Conditions to the Company’s Obligation to Sell on the Initial Closing Date.  The obligation of the Company to issue and sell the applicable Preferred Shares to the Purchaser at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(i)            The Purchaser shall have executed and delivered each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

(iii)          The Purchaser shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by the Purchaser at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iv)          The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing Date.

(v)           All Governmental Entity, third party and self-regulatory organizations approvals (or notices or filings therewith) listed on Schedule 3(f) or otherwise required in connection with the transactions contemplated by the Transaction Documents shall have been obtained or made on terms reasonably satisfactory to the Company and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would materially restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated by this Agreement or any other Transaction Documents.

(vi)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Transaction Documents.

(vii)         No action, suit or proceeding before any arbitrator or any Governmental Entity shall have been commenced, and no investigation by any Governmental Entity shall have been threatened, against the Company, or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement or any other Transaction Documents, or seeking damages in connection with such transactions.

(b)           Conditions to the Company’s Obligation to Sell on the Second Closing Date.  The obligation of the Company to issue and sell the applicable Preferred Shares to the Purchaser at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions, provided these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(i)            The Purchaser shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by the Purchaser at the Second Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii)           The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Second Closing Date.

(iii)          The Company shall have received the NASDAQ Stockholder Approval.

(iv)          All Governmental Entity, third party and self-regulatory organizations approvals (or notices or filings therewith) listed on Schedule 3(f) or otherwise required in connection with the transactions contemplated by the Transaction Documents shall have been obtained or made on terms reasonably satisfactory to the Company and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would materially restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated by this Agreement or any other Transaction Documents.

(v)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Transaction Documents.

(vi)          No action, suit or proceeding before any arbitrator or any Governmental Entity shall have been commenced, and no investigation by any Governmental Entity shall have been threatened, against the Company, or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement or any other Transaction Documents, or seeking damages in connection with such transactions.

(c)           Conditions to the Company’s Obligation to Sell on each Subsequent Closing Date.  The obligation of the Company to issue and sell the applicable Preferred Shares to the Purchaser at each Subsequent Closing is subject to the satisfaction, at or before such Subsequent Closing Date, of each of the following conditions, provided these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(i)            The Purchaser shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by the Purchaser at such Subsequent Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii)           The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of such Subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to such Subsequent Closing Date.

(iii)          The Company shall have received the NASDAQ Stockholder Approval.

(iv)          All Governmental Entity, third party and self-regulatory organizations approvals (or notices or filings therewith) listed on Schedule 3(f) or otherwise required in connection with the transactions contemplated by the Transaction Documents shall have been obtained or made on terms reasonably satisfactory to the Company and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would materially restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated by this Agreement or any other Transaction Documents.

(v)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Transaction Documents.

(vi)          No action, suit or proceeding before any arbitrator or any Governmental Entity shall have been commenced, and no investigation by any Governmental Entity shall have been threatened, against the Company, or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement or any other Transaction Documents, or seeking damages in connection with such transactions.

(vii)         Such other conditions as are mutually agreeable between the Purchaser and the Company.

7.             CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE ON THE CLOSING DATES.

(a)           Conditions to the Purchaser’s Obligation to Purchase on the Initial Closing Date.  The obligation of the Purchaser hereunder to purchase the applicable Preferred Shares from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions.  These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)            The Purchaser shall have received a facsimile copy of a form of stock certificate representing the Series A Preferred Stock to be issued to the Purchaser on the Initial Closing Date, with the original certificate held in trust by counsel for the Company until delivery thereof on the fourth (4th) Business Day following the Initial Closing.

(ii)           The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and copies thereof shall have been certified by such Secretary of State shall have been delivered to the Purchaser.

(iii)          The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date (both before and after giving effect to the Initial Closing) as though made at that time (except to the extent that any of such representations and warranties is already qualified as to materiality or Material Adverse Effect in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects).

(iv)          The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date.

(v)           The Purchaser shall have received a certificate, executed by both the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Initial Closing Date and including an update as of such Closing Date, certifying as to the matters in clauses (i) and (ii) of the representation contained in Section 3(c) and certifying as to the satisfaction of Sections 7(b)(iii) and 7(b)(iv) (subject to update of clauses (i) and (ii) of Section 3(c)).

(vi)          The Purchaser shall have received the opinion of Stradling, Yocca, Carlson & Rauth, counsel to the Company, dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit D attached hereto.

(vii)         The Company shall have executed and delivered to the Purchaser the Preferred Stock Certificates (in such denominations as the Purchaser shall request) for the Preferred Shares being purchased by the Purchaser at the Initial Closing.

(viii)        The Purchaser shall have received a certificate, executed by the Secretary of the Company, certifying the following:

(A)          A copy of the resolutions of the Board of Directors of the Company approving the transactions contemplated by this Agreement (the “Resolutions”),

(B)           The Company’s Certificate of Incorporation, together with all amendments thereof and restatements thereto, and

(C)           A copy of its Bylaws, as then in full effect and force.

(ix)           As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, at least 21,052,623 shares of Common Stock (subject to adjustment for splits, reverse splits, stock dividends, combinations and the like).

(x)            The Company shall have delivered to the Purchaser a copy of the Irrevocable Transfer Agent Instructions, executed by each of the Company and its transfer agent.  The Company shall have delivered to the Purchaser a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Initial Closing Date.

(xi)           The Company shall have delivered to the Purchaser a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Initial Closing Date.

(xii)          The Company shall have delivered to the Purchaser evidence reasonably acceptable to the Purchaser that the Company has taken appropriate corporate action to render inapplicable any Takeover Provision which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Securities, the Purchaser’s ownership of the Securities and/or the issuance of the Conversion Shares.

(xiii)         Safeguard shall have entered into the Safeguard Agreement.

(xiv)        With respect to Indebtedness of the Company under the Comerica Loan (including, for the avoidance of doubt, any guarantees or indemnification obligations of the Company related to the Comerica Loan), the Purchaser shall have received such pay-off letters, termination agreements, termination statements, releases of funded mortgages and other releases to be delivered against repayment by the Company at or prior to the Initial Closing as the Purchaser shall have reasonably requested, all in form and substance satisfactory to the lender(s) to the Company (in their sole discretion) and reasonably satisfactory to the Purchaser.  The Purchaser shall have received duly executed releases (including UCC-3 termination statements) of all Liens (other than Permitted Liens) on the assets of the Company relating to the Comerica Loan in form and substance reasonably satisfactory to the Purchaser and its counsel.

(xv)         There shall not have occurred any events or changes (A) since December 31, 2008 that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect, before and after giving effect to the transactions contemplated by the Transaction Documents or (B) that have had or could reasonably be expected to have an adverse effect on the rights or remedies of the Purchaser, or on the ability of the Company to perform its obligations to the Purchaser; and trading in any securities of the Company shall not have been suspended or materially limited by the SEC or the Principal Market.

(xvi)        All Governmental Entity, third party and self-regulatory organizations approvals (or notices or filings therewith) listed on Schedule 3(f) or otherwise required in connection with the transactions contemplated by the Transaction Documents shall have been obtained or made on terms reasonably satisfactory to the Purchaser and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would materially restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated by this Agreement or any other Transaction Documents.

(xvii)       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Transaction Documents.

(xviii)      No action, suit or proceeding before any arbitrator or any Governmental Entity shall have been commenced, and no investigation by any Governmental Entity shall have been threatened, against the Company, or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement or any other Transaction Documents, or seeking damages in connection with such transactions.

(xix)         The Purchaser Designees shall have been appointed to serve on the Company’s Board of Directors effective as of the Initial Closing Date, and the Company shall have executed and delivered to the Purchaser the Indemnification Agreement for each Purchaser Designee, effective as of the Initial Closing Date.

(xx)          Safeguard and the Company shall have entered into that certain Amendment to Securities Purchase Agreement in form and substance reasonably acceptable to Purchaser.

(b)           Conditions to the Purchaser’s Obligation to Purchase on the Second Closing Date.  The Obligation of the Purchaser hereunder to purchase the applicable Preferred Shares from the Company at the Second Closing is subject to the satisfaction, at or before the Second Closing, of each of the following conditions.  These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)            The Company shall have obtained the NASDAQ Stockholder Approval prior to the date that is forty-five (45) days after the Initial Closing.

(ii)           There shall not have occurred or become known to the Purchaser any events or changes since the Initial Closing Date that, individually or in the aggregate, (A) have had or could reasonably be expected to have a Material Adverse Effect, before and after giving effect to the transactions contemplated by the Transaction Documents or (B) that have had or could reasonably be expected to have a material adverse effect on the rights or remedies of the Purchaser, or on the ability of the Company to perform its obligations to the Purchaser; and trading in any securities of the Company shall not have been suspended or materially limited by the SEC or the Principal Market.

(iii)          The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Second Closing Date as though made at that time (except to the extent that any of such representations and warranties is already qualified as to materiality or Material Adverse Effect in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects).

(iv)          The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date.

(v)           The Purchaser shall have received a certificate, executed by both the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Second Closing Date and including an update as of such Second Closing Date, certifying as to the matters in clauses (i) and (ii) of the representation contained in Section 3(c) and certifying as to the satisfaction of Sections 7(b)(iii) and 7(b)(iv) (subject to update of clauses (i) and (ii) of Section 3(c)).

(vi)          The Company shall not have breached any material provision of any of the Transaction Documents or the Certificate of Designations.

(vii)         With respect to Indebtedness of the Company under the Safeguard Loan (including, for the avoidance of doubt, any guarantees or indemnification obligations of the Company related to the Safeguard Loan), the Purchaser shall have received such pay-off letters, termination agreements, termination statements, releases of funded mortgages and other releases to be delivered against repayment by the Company at or prior to the Second Closing as the Purchaser shall have reasonably requested, all in form and substance satisfactory to the lender(s) to the Company (in their sole discretion) and reasonably satisfactory to the Purchaser.  The Purchaser shall have received duly executed releases (including UCC-3 termination statements) of all Liens (other than Permitted Liens) on the assets of the Company relating to the Safeguard Loan in form and substance reasonably satisfactory to the Purchaser and its counsel.

(c)           Conditions to the Purchaser’s Obligation to Purchase on each Subsequent Closing Date.  The Obligation of the Purchaser hereunder to purchase the applicable Preferred Shares from the Company at each Subsequent Closing is subject to the satisfaction, at or before each Subsequent Closing, of each of the following conditions.  These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)            There shall not have occurred or become known to the Purchaser any events or changes since the Initial Closing Date that, individually or in the aggregate, (A) have had or could reasonably be expected to have a Material Adverse Effect, before and after giving effect to the transactions contemplated by the Transaction Documents or (B) that have had or could reasonably be expected to have a material adverse effect on the rights or remedies of the Purchaser, or on the ability of the Company to perform its obligations to the Purchaser; and trading in any securities of the Company shall not have been suspended or materially limited by the SEC or the Principal Market.

(ii)           The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of such Subsequent Closing Date as though made at that time (except to the extent that any of such representations and warranties is already qualified as to materiality or Material Adverse Effect in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects).

(iii)          The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Subsequent Closing Date.

(iv)          The Purchaser shall have received a certificate, executed by both the Chief Executive Officer and Chief Financial Officer of the Company, dated as of such Subsequent Closing Date and including an update as of such Subsequent Closing Date, certifying as to the matters in clauses (i) and (ii) of the representation contained in Section 3(c) and certifying as to the satisfaction of Sections 7(b)(iii) and 7(b)(iv) (subject to update of clauses (i) and (ii) of Section 3(c)).

(v)           The Company shall not have breached any material provision of any of the Transaction Documents or the Certificate of Designations.

(vi)          Such other conditions as are mutually agreeable between the Purchaser and the Company.

8.             TERMINATION.

(a)           Termination.

(i)            The Purchaser and the Company may terminate this Agreement by mutual written consent at any time prior to the Initial Closing.

(ii)           The Purchaser may terminate this Agreement by giving written notice to the Company at any time prior to the Initial Closing:

(A)          in the event that the Company has breached any representation, warranty, or covenant contained in this Agreement or in any other Transaction Document in any material respect, the Purchaser has notified the Company of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B)           if the Initial Closing shall not have occurred on or before the Initial Closing Date, by reason of the failure of any condition precedent under Section 7(b) hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from any Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

(iii)          The Company may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Initial Closing:

(A)          in the event that the Purchaser has breached any representation, warranty, or covenant contained in this Agreement or in any other Transaction Document in any material respect, the Company has notified the Purchaser of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B)           if the Initial Closing shall not have occurred on or before the Initial Closing Date, by reason of the failure of any condition precedent under Section 6(b) hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

(iv)          After the Initial Closing, the Purchaser may terminate its obligation to purchase the applicable Preferred Shares at the Second Closing by giving written notice to the Company at any time prior to the Second Closing:

(A)          in the event that the Company has breached any representation, warranty, or covenant contained in this Agreement or in any other Transaction Document in any material respect, the Purchaser has notified the Company of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B)           if the Second Closing shall not have occurred on or before the Second Closing Date, by reason of the failure of any condition precedent under Section 7(c) hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from any Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

(v)           After the Initial Closing, the Company may terminate its obligation to sell the applicable Preferred Shares at the Second Closing by giving written notice to the Purchaser at any time prior to the Second Closing:

(A)          in the event that the Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Purchaser of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B)           if the Second Closing shall not have occurred on or before the Second Closing Date, by reason of the failure of any condition precedent under Section 6(c) hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

(b)           Effect of Termination.  Each party’s right of termination under Section 8(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.  If:

(i)            this Agreement is terminated pursuant to Sections 8(a)(i), (ii) or (iii), all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in Section 4(h) (including with respect to legal fees and expenses) and Section 9 will survive; or

(ii)           the Purchaser’s obligation to purchase, or the Company’s obligation to sell, as the case may be, Preferred Shares at the Second Closing is terminated pursuant to Section 8(a)(iv) or (v), (A) the Second Closing shall not occur, and (B) otherwise, this Agreement, will survive provided however that the representations and warranties of the Company shall only survive for a period of one (1) year following the date this Agreement at which time such representations and warranties shall terminate.

Notwithstanding clauses (i) or (ii) above, if this Agreement (or the Purchaser’s obligation to purchase, or the Company’s obligation to sell, Preferred Shares at the Second Closing, as the case may be) is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions of the terminating party’s obligations under this Agreement is not satisfied as a result of the non-terminating party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

9.             GOVERNING LAW; MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective, with respect to a particular party, when counterparts have been signed by such party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement and the instruments referenced herein supersede all other prior oral or written agreements, negotiations or correspondence between Purchaser, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein (including the term sheet related hereto), and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  This Agreement may only be amended, waived or modified by an instrument in writing signed by the Company and (i) prior to the Initial Closing, the Purchaser and (ii) from and after the Initial Closing, the holders of at least a majority of the then-outstanding Preferred Shares, or, if no Preferred Shares are then outstanding, those Purchasers who hold at least a majority of the Conversion Shares still entitled to registration rights under the Registration Rights Agreement.

(f)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same; or (iv) three (3) days after deposit in the U.S. Mail.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Clarient, Inc.

31 Columbia

Aliso Viejo, California 92656

Facsimile:  (949) 425-5701

Attention:  Chief Executive Officer

With a copy to:

Stradling, Yocca, Carlson & Rauth

660 Newport Center Drive

Suite 1600

Newport Beach, California 92660

Facsimile: (949) 725-4100

Attention:  Shivbir S. Grewal, Esq.

With a further copy to:

Safeguard Scientifics, Inc.

435 Devon Park Drive

Building 800

Wayne, Pennsylvania 19087

Attention:  General Counsel

Facsimile:  (610) 293-0601

If to the Purchaser:

Oak Investment Partners XII, Limited Partnership

One Gorham Island

Westport, Connecticut 06880

Facsimile: (203) 227-0327

Attention:  Annie H. Lamont

With a copy to:

Finn Dixon & Herling LLP

177 Broad Street

Stamford, Connecticut 06901

Facsimile: (203) 325-5001

Attention:  Michael J. Herling, Esq.

If to the Transfer Agent:

Mellon Investor Services

400 South Hope Street, 4th Floor

Los Angeles, CA 90071

Facsimile: (501) 760-1538

Attention: Ronald Lug

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of (i) prior to the Initial Closing, the Purchaser in its sole discretion and (ii) from and after the Initial Closing, the holders of a majority of the Conversion Shares issued or issuable upon conversion of the Preferred Shares still entitled to registration rights under the Registration Rights Agreement) then outstanding, including by merger or consolidation in which the Company is not the surviving corporation, except pursuant to a deemed liquidation, dissolution or winding up (as defined in Section 5(c) of the Certificate of Designations) with respect to which the Company is in compliance with the Certificate of Designations and except pursuant to a transaction in which there is no change in control of the Company.  From and after the date that no holders of Conversion Shares are entitled to registration rights under the Registration Rights Agreement, the Company may assign this Agreement without the consent of any party. The Purchaser shall not assign their rights to purchase Preferred Shares at any Closing to any third party without the prior written consent of the Company, and the consent of the other Purchasers.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)            Survival.  Unless this Agreement is terminated under Section 8(a) without the consummation of the Initial Closing, the representations and warranties of the Company and the Purchaser contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closings for a period of one (1) year following the date this Agreement at which time such representations and warranties shall terminate.  If this Agreement is terminated under Section 8(a) after the consummation of the Initial Closing but without consummation of the Second Closing, the representation and warranties of the Company and the Purchaser contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8 shall nevertheless survive the Initial Closing.  The representations and warranties of the Company shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser and their respective representatives and agents.  The Purchaser and the Company shall be responsible only for their own respective representations, warranties, agreements and covenants hereunder.

(j)            Publicity.  The Company and the Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company (and be given a reasonable opportunity to comment) in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(k)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)            Placement Agent.  The Company acknowledges that it has engaged RBC Capital Markets (the “Placement Agent”) as its placement agent or broker in connection with the sale of the Preferred Shares.  The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions payable to RBC Capital Markets or otherwise relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and indemnify, defend and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

(m)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)           Remedies.  The Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(o)           Reliance.  The Purchaser acknowledges that it is relying upon the representations and covenants of the Company contained in this Agreement, and is not relying upon any person, firm, or corporation, in making its investment or decision to invest in the Company.

(p)           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser hereunder or pursuant to the Registration Rights Agreement or the Certificate of Designations or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(q)           Form, Registration, Transfer and Exchange of Preferred Stock; Lost Preferred Stock.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of Series A Preferred Stock and of transfers of Series A Preferred Stock. Upon surrender for registration of transfer of any share of Series A Preferred Stock at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new certificates for shares of Series A Preferred Stock of the like tenor and number, registered in the name of such transferee or transferees.  At the option of the holder of any share of Series A Preferred Stock, such share may be exchanged for other Series A Preferred Stock of like tenor and of a like number, upon surrender of the certificate for the shares of Series A Preferred Stock to be exchanged at the principal office of the Company. Whenever any shares of Series A Preferred Stock are so surrendered for exchange, the Company shall, at its expense, execute and deliver the certificate for the shares of Series A Preferred Stock which the holder making the exchange is entitled to receive.  Every certificate of Series A Preferred Stock surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such certificate of Series A Preferred Stock or such holder’s attorney duly authorized in writing. Any share of Series A Preferred Stock issued in exchange for any share of Series A Preferred Stock or upon transfer thereof shall carry the rights to unpaid dividends to accrue which were carried by the share of Series A Preferred Stock so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.  Upon receipt of written notice from the holder of any certificate of Series A Preferred Stock of the loss, theft, destruction or mutilation of such certificate share of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of such holder’s affidavit and indemnity as may be reasonably required by the Company, or in the case of any such mutilation upon surrender and cancellation of such certificate of Series A Preferred Stock, the Company will make and deliver a new certificate of Series A Preferred Stock, of like tenor, in lieu of the lost, stolen, destroyed or mutilated certificate of Series A Preferred Stock.

(r)            Definitions.  In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

“2008 Filings” has the meaning assigned to such term in Section 3.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% or more equity interest in that Person, (ii) has 5% or more common ownership with that Person, (iii) controls that Person, or (iv) shares common control with that Person.

“Agreement” has the meaning assigned to such term in the preface above.

“Benefit Plans” has the meaning assigned to such term in Section 3(l).

“Business” has the meaning assigned to such term in Section 3(y).

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Los Angeles, California generally are authorized or required by law or other governmental actions to close.

“Businesses” has the meaning assigned to such term in Section 3(y).

“Bylaws” has the meaning assigned to such term in Section 3(c).

“Certificate of Designations” has the meaning assigned to such term in the Recitals.

“Certificate of Incorporation” has the meaning assigned to such term in Section 3(c).

“Closing” has the meaning assigned to such term in Section 1(a).

“Closing Date” has the meaning assigned to such term in Section 1(b).

“Closings” has the meaning assigned to such term in Section 1(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Comerica Loan” has the meaning assigned to such term in Section 4(c).

“Common Stock” has the meaning assigned to such term in the Recitals.

“Company” has the meaning assigned to such term in the preface above.

 “Control” or “controls” for purposes hereof means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

“Conversion Shares” has the meaning assigned to such term in the Recitals.

“Designation Notice” has the meaning assigned to such term in Section 4(n).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning assigned to such term in Section 3(f).

“GAAP” has the meaning assigned to such term in Section 3(g).

“Gemino Loan” has the meaning assigned to such term in Section 4(d).

“Government Programs” has the meaning assigned to such term in Section 3(y).

“Governmental Entity” has the meaning assigned to such term in Section 2(e).

“Indebtedness” has the meaning assigned to such term in Section 3(d).

“Indemnification Agreement” has the meaning assigned to such term in Section 4(a).

“Initial 8-K” has the meaning assigned to such term in Section 4(h).

“Initial Closing” has the meaning assigned to such term in Section 1(a).

“Initial Closing Date” has the meaning assigned to such term in Section 1(b).

“Irrevocable Transfer Agent Instructions” has the meaning assigned to such term in Section 5.

“Liens” means liens, charges, claims, licenses, pledges, options, security interests, mortgages, leases, subleases, easements, covenants, rights-of-way or other similar encumbrances or other similar restrictions.

“Material Adverse Effect” has the meaning assigned to such term Section 3(a).

“Material Contracts” has the meaning assigned to such term in Section 3(t).

 “Medicare and Medicaid Programs” has the meaning assigned to such term in Section 3(y).

“NASDAQ” means the NASDAQ Capital Market.

“NASDAQ Stockholder Approval” means stockholder approval required by NASDAQ in connection with the transactions contemplated by the Transaction Documents (as defined herein) and the Certificate of Designation (including, without limitation, the issuance or potential issuance of a number of shares of Common Stock which is greater than or equal to 20% of the number of shares outstanding on the date of this Agreement and/or any potential change of control (as currently defined under the rules and regulations of NASDAQ)).

“Permits” has the meaning assigned to such term in Section 3(y).

“Permitted Liens” means (A) Liens set forth in Schedule 3(o), (B) inchoate mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business for amounts not yet due and payable (provided that such items are properly reserved for on the books of the Company), (C) Liens for governmental taxes and other charges that are not due and payable (provided that such items are properly reserved for on the books of the Company), (D) as to real property leased or occupied by the Company, recorded easements, covenants, rights-of-way and other similar recorded restrictions of record (including zoning, building and other similar restrictions).

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group or government or other department or agency thereof, or other entity.

“Placement Agent” has the meaning assigned to such term in Section 9(l).

“Preferred Shares” has the meaning assigned to such term in the Recitals.

“Preferred Stock” has the meaning assigned to such term in the Recitals.

“Preferred Stock Certificates” has the meaning assigned to such term in Section (1)(c).

“Principal Market” has the meaning assigned to such term in Section (4)(f).

“Private Programs” has the meaning assigned to such term in Section 3(y).

“Purchase Price” has the meaning assigned to such term in the Recitals.

“Purchaser” has the meanings assigned to such terms in the preface above.

“Purchaser Designees” has the meaning assigned to such term in Section 4(a).

“Registration Rights Agreement” has the meaning assigned to such term in the Recitals.

“Regulated Company” and “Regulated Companies” have the meanings assigned to such terms in Section 3(y).

“Regulation D” has the meaning assigned to such term in the Recitals.

“Regulations” has the meaning assigned to such term in Section 3(y).

“Related Party” has the meaning assigned to such term in Section 4(i).

“Reporting Period” has the meaning assigned to such term in Section 4(c).

“Resolutions” has the meaning assigned to such term in Section 7(a).

“Restricted Securities” has the meaning assigned to such term in Section 4(j).

“Rights Agreement” has the meaning assigned to such term in Section 3(v).

“Rule 144” has the meaning assigned to such term in Section 2(f).

“Safeguard” means Safeguard Delaware, Inc., Safeguard Scientifics, Inc., and Safeguard Scientifics (Delaware), Inc.

“Safeguard Agreement” means that certain agreement (or agreements, as the case may be) between the Purchaser and Safeguard, relating to (A) the NASDAQ Stockholder Approval, (B) waiver of certain anti-dilution protection that may be triggered as a result of the consummation of the transactions contemplated by the Transaction Documents and (C) certain “change of control” transactions, in the form attached hereto as Exhibit E.

“Safeguard Loan” has the meaning assigned to such term in Section 4(c).

“SEC” has the meaning assigned to such term in the Recitals.

“SEC Documents” has the meaning assigned to such term in Section 3(g).

“Second Closing” has the meaning assigned to such term in Section 1(a).

“Second Closing Date” has the meaning assigned to such term in Section 1(b).

“Securities” has the meaning assigned to such term in Section 2(a).

“Securities Act” has the meaning assigned to such term in the Recitals.

“Series A Preferred Stock” has the meaning assigned to such term in the Recitals.

“Strategic Transaction” has the meaning assigned to such term in Section 4(k).

“Subsidiaries” has the meaning assigned to such term in Section 3(a).

“Takeover Provisions” has the meaning assigned to such term in Section 3(u).

“Trading Affiliates” has the meaning assigned to such term in Section 4(k).

“Transaction Documents” has the meaning assigned to such term in Section 3(b).

*  *  *  *  *  *

[Signature Page to Clarient, Inc. Series A Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CLARIENT, INC.

By:	/s/ Ronald A. Andrews
	Name:	Ronald A. Andrews
	Title:	Chief Executive Officer

PURCHASER:

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

/s/ Ann H. Lamont
Ann H. Lamont
Managing Member of Oak Associates XII, LLC
The General Partner of Oak Investment Partners XII, Limited Partnership

SCHEDULE OF EXCEPTIONS

TO

STOCK PURCHASE AGREEMENT

BETWEEN

CLARIENT, INC.

AND

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

Dated as of March 25, 2009

GENERAL

This constitutes the “Schedule of Exceptions” to Section 3 of the Stock Purchase Agreement (the “Agreement”) made and entered into as of March 25, 2009, by and between CLARIENT, INC., a Delaware corporation (the “Company”), and OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP, a Delaware limited partnership, (the “Purchaser”).  Unless otherwise defined herein, any capitalized terms in this Schedule of Exceptions will have the same meaning assigned to such terms in the Agreement.

Nothing in this Schedule of Exceptions constitutes an admission of any liability or obligation of the Company to any third party, nor an admission against the Company’s interests.  This Schedule of Exceptions contains the statements and exclusions of the Company and its Subsidiaries only and contains confidential information of the Company and its Subsidiaries.

Schedule 3(a)

Organization and Qualification

1.               The Company is continually assessing in which states it needs to be qualified to do business based upon its business operations and the presence of sales representatives in various states.

2.               The following entities are Subsidiaries of the Company:

a.               The Company owns one hundred percent (100%) of Clarient Diagnostic Services, Inc., a Delaware corporation.

b.              The Company owns one hundred percent (100%) of ChromaVision International, Inc., a Delaware corporation, which owns one hundred percent (100%) of the following entities:

i.      ChromaVision SARL.

i.      ChromaVision GmbH.

Schedule 3(c)

Equity Capitalization

1.               Warrant to purchase 50,000 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated August 1, 2005, by and between Safeguard Delaware, Inc., a Delaware corporation (“Safeguard”) and the Company.

2.               Warrant to purchase 801,000 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated November 9, 2005, by and between Safeguard and the Company.

3.               Warrant to purchase 549,000 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated December 14, 2005, by and between Safeguard and the Company.

4.               Warrant to purchase 50,000 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated June 19, 2006, by and between Safeguard and the Company.

5.               Warrant to purchase 624,306 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated September 22, 2006, by and between Safeguard and the Company.

6.               Warrant to purchase 166,667 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated April 18, 2007, by and between Safeguard and the Company.

7.               Warrant to purchase 62,500 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated March 7, 2007, by and between Safeguard and the Company.

8.               Warrant to purchase 975,000 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated August 28, 2002, by and between Safeguard and the Company (f/k/a/ ChromaVision Medical Systems, Inc.).  This warrant has variable terms and, due to forfeitures and expirations, this warrant is currently exercisable for up to 21,000 shares of Common Stock.

9.               Warrant to purchase 500,000 shares of Common Stock pursuant to that certain Common Stock Purchase Warrant, dated February 27, 2009, by and between Safeguard and the Company.

10.         In addition to the outstanding warrants held by Safeguard, the Company has warrants outstanding to purchase an aggregate of 849,452 shares of Common Stock held by various parties, as detailed on the attached Exhibit 1 to these Disclosure Schedules.

11.         The Chief Executive Officer is currently assessing whether Prediction Sciences, L.L.C. has met certain performance standards and is entitled to the issuance of additional shares of the Company’s Common Stock pursuant to that certain License Agreement, dated as of January 8, 2008, by and between Prediction Sciences, L.L.C. and the Company.  The determination of the Chief Executive Officer will then be submitted to the Company’s Advisory Board for a final determination.  Pursuant to the terms of the License Agreement, Prediction Sciences, L.L.C. can earn up to an aggregate of 350,000 shares of the Company’s Common Stock based on the achievement of certain milestones.

Schedule 3(d)

Indebtedness and Other Contracts

1.               The Company has entered into an $8.0 million credit facility Gemino Healthcare Finance, LLC (“Gemino”) pursuant to that certain Credit Agreement dated as of July 31, 2008, by and among Gemino, the Company, Clarient Diagnostic Services, Inc. and ChromaVision International, Inc., as amended by that certain First Amendment to Credit Agreement dated as of January 30, 2009, that certain Second Amendment to Credit Agreement dated as of February 27, 2009, and that certain Consent Letter, dated on or about March 25, 2009 by Gemino to the Company, Clarient Diagnostic Services, Inc. and ChromaVision International, Inc. (the “Gemino Credit Facility”).  As of March 23, 2009, the outstanding balance under the Gemino Credit Facility was approximately $3,979,673.

2.               The Company entered into a $12.0 million credit facility with Comerica Bank (“Comerica”) pursuant to that certain Amended and Restated loan Agreement dated as of February 28, 2008, by and between the Company and Comerica, as amended by that certain First Amendment and Waiver to Amended and Restated Loan Agreement dated as of March 14, 2008, that certain Second Amendment to Amended and Restated Loan Agreement dated as of March 21, 2008, that certain Third Amendment and Consent to Amended and Restated Loan Agreement dated as of July 31, 2008, that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of January 27, 2009, and that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of February 27, 2009 (the “Comerica Credit Facility”).  As of March 23, 2009, the outstanding balance under the Comerica Credit Facility was $9,754,266.

3.               Letter of Credit from Comerica, dated August 2, 2005, issued to Olen Properties Corporation on behalf of the Company for a sum not to exceed $3,000,000.  The sum under the letter was reduced to a maximum of $2,250,000 pursuant to a letter from Olen Properties to Comerica, dated October 8, 2008. On or about March 25, 2009, the Company entered into that certain Pledge and Security Agreement with Comerica Bank pursuant to which the Company will create a restricted cash account to secure the letter of credit.

4.               The Company has entered into a $30.0 million credit facility with Safeguard pursuant to that certain Second Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of February 27, 2009, by and between the Company and Safeguard (the “Safeguard Credit Facility”). As of March 23, 2009, the outstanding balance under the Safeguard Credit Facility was $20,985,928. The Company and Safeguard will amend the Safeguard Credit Facility on or prior to the Initial Closing in a form mutually agreeable between Safeguard, the Company and Purchaser to permit the payment to Comerica at closing and the termination of the Comerica Credit Facility, and to decrease the commitment amount of the Safeguard Credit Facility to $10.0 million.

5.               The Company has an aggregate of $696,000 in gross capital leases from three different vendors as follows: (1) $299,000 from Acis, which expires on February 28, 2011; (2) $73,780 from DSM, which expires on April 26, 2011; and (3) multiple leases from Beckman Coulter for an aggregate of $323,156, with the last expiration date on December 31, 2011.

Schedule 3(f)

No Conflicts

1.               Pursuant to Section 2 of the Subordination Agreement, dated as of July 31, 2008, by Comerica in favor of Gemino, to which the Company is also a party, and Section 7.09 of the Gemino Credit Facility, the Company must obtain the consent of Gemino to satisfy the indebtedness under the Comerica Credit Facility prior to satisfying the indebtedness under the Gemino Credit Facility.  Pursuant to 8.01(r) of the Gemino Credit Facility, the Company may not modify the terms or provisions of the Safeguard Credit Facility or the Comerica Credit Facility without Gemino’s consent.  Further, pursuant to Sections 8.01(v) and (w) of the Gemino Credit Facility, the Company must obtain Gemino’s consent to terminate the Comerica Credit Facility.  The Company will obtain Gemino’s consent prior to the Initial Closing.

2.               Pursuant to Section 7.10 of the Gemino Credit Facility, the Company may not declare, pay or make cash distributions with respect to its capital stock or redeem any capital stock without the consent of Gemino.

3.               Pursuant to Sections 8.01(v) and (w) of the Gemino Credit Facility, the Company must obtain Gemino’s consent to terminate the Safeguard Credit Facility.  Such consent will be obtained prior to the Second Closing.

4.               Pursuant to Section 3 of the Subordination Agreement, dated as of March , 2007, as amended, by Safeguard in favor of Comerica, to which the Company is also a party, the Company must obtain the consent of Comerica prior to satisfying the indebtedness under the Safeguard Credit Facility.  The Company notes that this consent will not be required as the Comerica Credit Facility will be paid in full and terminated in connection with the Initial Closing.

5.               Pursuant to Section 5.1 of the Safeguard Credit Facility, the Company must obtain the consent of Safeguard in order to issue additional shares of capital stock.  In addition, upon a “Capital Transaction”, all outstanding amounts must be paid in full and the Commitment and the Safeguard Credit Facility must be immediately and irrevocably terminated.  “Capital Transaction” means the issuance by the Company of (x) debt from a single source (or affiliated sources) or in a single syndicated facility, (y) equity (including debt convertible to equity) or (z) both (x) and (y) if the debt and equity are from a single source or affiliated sources, whether in a single transaction or series of directly related transactions, which results in net proceeds to the Company not less than $1,000,000.  “Commitment” means the maximum aggregate principal amount which may be borrowed under the Safeguard Credit Facility.  The Company and Safeguard will amend the Safeguard Credit Facility on or prior to the Initial Closing in a form mutually agreeable between Safeguard, the Company and Purchaser to permit the payment to Comerica at closing and the termination of the Comerica Credit Facility, and to decrease the Commitment to $10.0 million.

6.               Pursuant to Section 2(a) of the Second Amended and Restated Registration Rights Agreement (the “Rights Agreement”), dated February 27, 2009, by and among the Company, Safeguard, Safeguard Scientifics, Inc. (“Safeguard Scientifics”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”, and together with Safeguard and Safeguard Scientifics, the “Safeguard Entities”), each of the Safeguard Entities has piggy-back rights with respect to a registration by the Company of any of its equity securities such that the Company must provide prompt notice of such a registration to the Safeguard Entities and must include any

Registrable Securities (as defined in the Rights Agreement) held by the Safeguard Entities in such registration that have been specified in a written request made within twenty (20) days after the date of such notice sent by the Company.

7.               Pursuant to Section 4.1(d) of the Securities Purchase Agreement, dated as of June 13, 2002, by and among the Company, Safeguard and Safeguard Scientifics (the “Securities Purchase Agreement”), the Company has agreed to request that the Board of Directors of the Company, upon a written request by Safeguard, appoint or nominate for election by the stockholders to the Board, nominees designated by Safeguard, provided that the number of nominees so designated, if appointed or elected, plus all other directors previously so designated and appointed or nominated or who are directors, officers or employees of Safeguard or any of its affiliates would not be greater than the number of incumbent directors plus one.  Further, the provision states that provided that there exists at least one Safeguard director, the Company will cause a Safeguard director to be a member of each committee of the Board of Directors of the Company except for the Related Party Transactions Committee (as defined in Section 4.1(b) of the Securities Purchase Agreement) or the Audit Committee.  The Company will amend this section of the Securities Purchase Agreement on or prior to the Initial Closing in a form mutually agreeable between Safeguard, the Company and Purchaser.

8.               A notice filing to CA Laboratory Field Services will be required to be made within thirty (30) days after the Initial Closing because the transaction will be considered a “Minor Change of Ownership,” pursuant to the California laboratory licensure regulations.

9.               Pursuant to the Engagement Letter, dated as of March 23, 2009, by and between the Company and RBC Capital Markets Corporation (“RBC”), the Company has agreed to pay RBC an aggregate cash fee in the amount of 2.75% of the gross proceeds raised from the purchase and sale of the Shares under the Purchase Agreement (the “Offering Fee”).  The Offering Fee shall be paid to RBC at each Closing as earned.

Schedule 3(h)

Absence of Litigation

None.

Schedule 3(l)

Employee Relations; Benefit Plans

1.               Mike Pellini, the Company’s Chief Operations Officer, is a former executive officer with Safeguard who joined the Company last year.  Pursuant to Mr. Pellini’s agreement with Safeguard, Mr. Pellini has the right to leave Clarient and resume employment with Safeguard at his option through August 2009.

(iii)

1.               The Company will reimburse up to $2,000 of educational expenses at either an undergraduate or graduate level for full time employees that have completed six (6) months of service for the Company, so long as the courses taken relate directly to the employee’s work with the Company.

2.               The Company provides eight (6) paid holidays per year.

3.               The Company provides three (3) days of paid bereavement leave for an immediate family member.

4.               The Company provides up to five (5) days of paid jury duty service days

5.               The Company provides PTO to eligible employees as follows:

Years of Service	Bi-weekly Accrual Rate	Annual PTO Accrual*	Maximum Accrual**
Years One and Two	6.16	20 days (160 hours)	25 days (200 hours)
Year Three	6.77	22 days (176 hours)	27 days (216 hours)
Years Four and Five	7.70	25 days (200 hours)	30days (240 hours)
Years Six through Nine	9.24	30 days (240 hours)	35 days (280 hours)
10 or more years	10.77	35 days (280 hours)	40 days (320 hours)

*Annual PTO Accruals are based on an employee having 2080 paid hours per year (40 hours per week).
**No PTO hours will accrue beyond the maximum accruals listed.

6.               The Company provides HMO and PPO dental insurance to its employees through Delta Dental.

7.               The Company provides life insurance benefits to its employees through Cigna.

8.               The Company provides long term disability insurance benefits to its employees through Cigna.

9.               The Company provides short term disability insurance benefits to its employees through Cigna.

10.         The Company provides HMO medical insurance benefits to its employees through Blue Shield.

11.         The Company provides PPO medical insurance benefits to its employees through Blue Shield.

Schedule 3(m)

Intellectual Property Rights

None.

Schedule 3(n)

Title

1.               Depository Agreements (Governmental), dated as of July 31, 2008, by and between Gemino and the Company.

2.               Depository Agreements (Commercial), dated as of July 31, 2008., by and between Gemino and the Company.

3.               Deposit Account Control Agreement, dated as of July 31, 2008, by and between Gemino and the Company.

4.               Collateral Assignment of Services Agreement, dated July 31, 2008, by and between Gemino and the Company.

5.               The following liens:

Tab No.	Original Filing Number	Filing Date	Debtor(s)	Secured Party	Status

1	20082633566	07/31/08	Clarient, Inc.	Gemino Healthcare Finance, LLC	Active
2	20082633558	07/31/08	Clarient Diagnostic Services, Inc.	Gemino Healthcare Finance, LLC	Active
3	20082633491	07/31/08	ChromaVision International, Inc.	Gemino Healthcare Finance, LLC	Active
4	20081984895	06/02/08	Clarient, Inc.	Republic Bank; Med One Capital Funding-California, L.P.; Med One Capital Funding, LLC	Active
5	20071268035	04/04/07	Clarient, Inc.	Xerox Corporation	Active
6	53010932	09/26/05	Clarient, Inc.	Xerox Corporation	Active
7	32014929	08/04/03	ChromaVision Medical Systems, Inc.	Xerox Capital Services, LLC	Should have expired at 5 year anniversary; no continuance filed but still listed on DESOS website

Schedule 3(s)

Transactions with Affiliates

1.               See disclosure regarding Steve Grenfell in Schedule 3(t) below.

Schedule 3(t)

Contracts

1.                Pursuant to Section 11.02 of the Asset Purchase Agreement, dated as of March 8, 2007, by and between the Company and Carl Zeiss Mercury, Inc. and Carl Zeiss Microimaging, Inc., for forty two (42) months after the closing date of the agreement, the Company may not engage in, directly or indirectly, or acquire all or any part of any business or person that is engaged in the creation, design, license, sale, etc. of any telephathology, virtual miscroscopy or automated imaging instructions (includes the ACIS systems), or any similar image analysis instruments within the US, Canada, Europe, Australia, New Zealand, Japan, China, Morocco, Egypt, Libya, Bahrain, Kuwait, Jordan, Syria, Oman, Yemen, Qatar, Iran, Sudan, Saudi Arabia, UAE and all other geographical regions in which Dako A/S sells its products.

2.                Pursuant to the Gemino Credit Facility, the Company may not engage, directly or indirectly, in any line of business substantially different from the business conducted by the Company immediately prior to the closing date of the Gemino Credit Facility.

3.                Pursuant to the Comerica Credit Facility, the Company may not engage in any business, or permit any of its subsidiaries to engage in any business, other than the business of offering systems, equipment, services and other items for diagnostic testing, and any business substantially similar or related thereto (or incidental thereto).  The Company notes these restrictions will no longer be applicable to the Company following the Initial Closing as the Comerica Credit Facility will be paid in full in connection with the Initial Closing.

4.                Pursuant to the Safeguard Credit Facility, the Company may not change its general line of business.  The Company notes this restriction will no longer be applicable to the Company following the Initial Closing as the Safeguard Credit Facility will be paid in full in connection with the Initial Closing.

5.                Pursuant to the Amended and Restated Reimbursement and Indemnity Agreement, dated as of January 17, 2007, by and among the Company, Safeguard and SSDI, as amended by that certain First Amendment to Amended and Restated Reimbursement and Indemnity Agreement, dated as of March 6, 2007, that certain Second Amendment to Amended and Restated Reimbursement and Indemnity Agreement, dated as of March 14, 2008, and that certain Third Amendment to Amended and Restated Reimbursement and Indemnity Agreement, dated as of February 27, 2009, (as so amended, the “Restated Reimbursement and Indemnity Agreement”),the Company is obligated to indemnity Safeguard and SSDI for certain losses which may be incurred by Safeguard and/or SSDI in connection with the Third Amended and Restated Unconditional Guaranty, dated as of January 17, 2007, by and among SSDI, Safeguard, and Comerica, as affirmed by that certain Amendment and Affirmation of Guaranty, dated as of February 28, 2007, as affirmed by that certain Affirmation of Guaranty, dated as of March 15, 2007, as affirmed by the certain Affirmation of Guaranty, dated as of November 1, 2007, as affirmed by that certain Affirmation of Guaranty, dated as of July 31, 2008, as further affirmed by the certain Affirmation of Guaranty, dated February 27, 2009.  The Company notes that the Restated Reimbursement and Indemnity Agreement will terminate upon payment in full of the Comerica Credit Facility and the Safeguard Credit Facility.

6.                The Company has agreed to pay Steve Grenfell, an executive officer of Safeguard, all travel and expense costs, plus a $1,800 daily rate for Mr. Grenfell’s assistance to the Company in reviewing the Company’s billing structure, as detailed in an e-mail dated March 5, 2009, which is being provided with this Schedule of Exceptions.

Schedule 3(y)

Special Regulatory and Other Matters

1.                A notice filing to CA Laboratory Field Services will be required to be made within thirty (30) days after the Initial Closing because the transaction will be considered a “Minor Change of Ownership,” pursuant to the California laboratory licensure regulations.

Exhibit 1

Warrants

Agreement Date	Warrants Granted by CLRT	Assignments / Transfers	Adjusted Warrants Outstanding	Exercise Price	Initial Exercise Date	Term (in years)	Expiration Date	Status	Holder
8-Nov-05	8,900	—	8,900	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Amended and Restated Declaration of Trust of Morton A. Cohen
8-Nov-05	6,100	—	6,100	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Amended and Restated Declaration of Trust of Morton A. Cohen
25-Mar-04	—	24,427	24,427	$1.3500	31-Mar-04	4	14-Dec-09	Outstanding	BCMF Trustees, LLC
8-Nov-05	26,700	(26,700)	—	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Bushido Capital Master Fund L.P.
8-Nov-05	18,300	(3,275)	15,025	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Bushido Capital Master Fund L.P.
8-Nov-05	53,400	—	53,400	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Capital Ventures International
8-Nov-05	36,600	—	36,600	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Capital Ventures International
8-Nov-05	17,800	—	17,800	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Castle Creek Technology Partners LLC
8-Nov-05	12,200	—	12,200	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Castle Creek Technology Partners LLC
8-Nov-05	44,500	—	44,500	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Clarion Capital Corp.
8-Nov-05	30,500	—	30,500	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Clarion Capital Corp.
8-Nov-05	26,700	(26,700)	—	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Crescent International Ltd Tsfd to OTA LLC 11/27/07
8-Nov-05	18,300	(18,300)	—	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Crescent International Ltd Tsfd to OTA LLC 11/27/07
8-Nov-05	—	41,790	41,790	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Fort Mason Manager LP Tsfd from Nite Capital 11/27/07
8-Nov-05	—	2,710	2,710	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Fort Mason Partners LP Tsfd from Nite Capital 11/27/07
8-Nov-05	—	1,857	1,857	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Fort Mason Partners LP Tsfd from Nite Capital 11/27/07

Agreement Date	Warrants Granted by CLRT	Assignments / Transfers	Adjusted Warrants Outstanding	Exercise Price	Initial Exercise Date	Term (in years)	Expiration Date	Status	Holder
8-Nov-05	—	28,640	28,640	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Fort Mason Manager LP Tsfd from Nite Capital 11/27/07
8-Nov-05	89,000	—	89,000	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Liberty View Funds, LP
8-Nov-05	61,000	—	61,000	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Liberty View Funds, LP
8-Nov-05	44,500	(44,500)	—	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Nite Capital LP Tsfd to Fort Mason 11/27/07
8-Nov-05	30,500	(30,497)	3	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Nite Capital LP Tsfd to Fort Mason 11/27/07
8-Nov-05	—	26,700	26,700	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	OTA LLC Tsfd from Crescent 11/27/07
8-Nov-05	—	18,300	18,300	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	OTA LLC Tsfd from Crescent 11/27/07
8-Nov-05	133,500	—	133,500	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	Radcliffe SPC, Ltd.
8-Nov-05	91,500	—	91,500	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Radcliffe SPC, Ltd.
8-Nove-05	26,700	—	—	$1.3500	9-Nov-09	4	9-Nov-09	Outstanding	Smithfield Fiduciary LLC
8-Nov-05	18,300	—	18,300	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	Smithfield Fiduciary LLC
8-Nov-05	35,600	—	35,600	$1.3500	9-Nov-05	4	9-Nov-09	Outstanding	The Tail Wind Fund Ltd.
8-Nov-05	24,400	—	24,400	$1.3500	14-Dec-05	4	14-Dec-09	Outstanding	The Tail Wind Fund Ltd.
Total			849,452

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

See Exhibit 3.1 to the Current Report on Form 8-K filed by Clarient, Inc. with the Securities and Exchange Commission on March 27, 2009.

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

See Exhibit 10.2 to the Current Report on Form 8-K filed by Clarient, Inc. with the Securities and Exchange Commission on March 27, 2009.

LETTER AGREEMENT RE CONVERSION AGENT SERVICES

under

SERVICE AGREEMENT FOR TRANSFER AGENT SERVICES

(Clarient, Inc.)

THIS LETTER AGREEMENT (this “Letter Agreement”), dated as of April 15, 2009, is entered into between Mellon Investor Services LLC, a New Jersey limited liability company (“Mellon”), and Clarient, Inc., a Delaware corporation (“Client”).

WHEREAS, Mellon and Client entered into that certain Service Agreement for Transfer Agent Services dated as of November 20, 2000 (as amended, supplemented or otherwise modified from time to time, the “Transfer Agent Agreement”), pursuant to which Mellon is providing transfer agent and related services to Client.  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Transfer Agent Agreement.

WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of March 26, 2009, by and between Client and Oak Investment Partners XII, Limited Partnership, a Delaware limited partnership (the “Purchaser”), Client has agreed to sell to the Purchaser up to 6,578,948 shares of Client’s Series A Convertible Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), which shall be convertible into shares of Client’s common stock, par value $0.01 per share (the “Common Stock”).  The shares of Common Stock to be issued as a result of the conversion of Series A Preferred Stock are referred to herein as the “Conversion Shares.”

WHEREAS, Client has requested that Mellon provide, as additional services under the Transfer Agent Agreement, conversion agent services with respect to the Conversion Shares, and Mellon has agreed to provide such additional services under the Transfer Agent Agreement.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Appointment and Duties of Agent as Conversion Agent.  As an additional service to be provided by the Agent under the Transfer Agent Agreement, as supplemented hereby, Client hereby appoints Agent as its conversion agent, and Agent accepts such appointment, under and in accordance with and subject to the terms of the Transfer Agent Agreement, as supplemented hereby, with respect to the issuance of Conversion Shares in exchange for surrender to Client of shares of Series A Preferred Stock.  Client agrees to deliver an opinion of counsel as provided in Exhibit C to the Transfer Agreement, Sections 7(a) and (b), with respect to the Conversion Shares.

As conversion agent, Agent shall issue Conversion Shares to or upon the order of the Purchaser from time to time upon Client’s delivery to Agent of a copy of a Notice of Conversion in substantially the form attached hereto as Exhibit I (a “Conversion Notice”) which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of Client thereon.

1

Specifically, upon receipt by Client of a Conversion Notice, Client shall, as soon as practicable, but in no event later than one (1) Trading Day (as defined below) after receipt of such Conversion Notice, review and acknowledge such Conversion Notice and forward, via facsimile, a copy of such Conversion Notice to Agent, which shall constitute an irrevocable instruction to Agent to process such Conversion Notice in accordance with the terms hereof and thereof.  Upon Agent’s receipt of a copy of the executed and acknowledged Conversion Notice, Agent shall as soon as practicable but in any event within three (3) Trading Days following the date of receipt thereof, (A) issue and deliver to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Purchaser or, as indicated on any Conversion Notice, its designee, for the number of whole shares of Common Stock to which the Purchaser shall be entitled as set forth in the Conversion Notice, or (B) in the event Client as of the date of the Conversion Notice is eligible pursuant to the Transfer Agent Agreement and provided Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the election of the Purchaser as set forth in the Conversion Notice, credit such aggregate number of shares of Common Stock to which the Purchaser shall be entitled to the Purchaser’s (or, if the Conversion Notice is in proper form for transfer, its designee’s) balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided the Purchaser (or its proper designee) causes its bank or broker to initiate the DWAC transaction. “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading and the Agent is conducting business.

Upon each of (i) the effectiveness of a registration statement pursuant to the Registration Rights Agreement, dated as of March 26, 2009, by and among the Company and the Purchaser (the “Registration Rights Agreement”) and (ii) upon the termination of all other restrictions on transfer contained in the Purchase Agreement, Client shall inform Agent in writing of such occurrence and shall instruct its counsel to deliver to Agent its opinion letter to the effect that such registration statement has been declared effective by the Securities and Exchange Commission and that the Conversion Shares are freely transferable by the Purchaser and accordingly may be issued and delivered to the Purchaser free of all restrictive and other legends and not subject to any stop-transfer restrictions (the “Opinion”), provided, however, that Client may from time to time notify Agent in writing to place and remove stop-transfer restrictions on the certificates for the Conversion Shares. Until Client informs Agent in writing that the Conversion Shares have been registered for sale under the Securities Act of 1933, as amended, and the related Opinion has been received by Agent, then the certificates for the Conversion Shares issued by Agent shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN

2

EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT AND (II) IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

Until Client informs Agent in writing that the restrictions on transfer contained in the Purchase Agreement have terminated and the related opinion has been received by Agent, then the certificates for the Conversion Shares issued by Agent shall additionally bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK PURCHASE AGREEMENT DATED ON OR ABOUT MARCH 26, 2009 BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SECURITIES.

2.       Terms of Service.  In connection with Agent’s duties as conversion agent under the Transfer Agent Agreement, as supplemented hereby, and without limitation of the other provisions of the Transfer Agent Agreement benefiting and protecting Agent, which provisions are incorporated herein mutatis mutandis, Client agrees as follows:

(a)     Fractional Shares.  No fractional shares of the Conversion Shares will be issued, and Agent shall not be required to make any payments to the Purchaser or any other holder of Series A Preferred Stock who would otherwise be entitled to receive fractional shares of Conversion Shares.  All consideration owing to Purchaser or any other holder of Series A Preferred Stock in respect of fractional shares shall be made directly by Client.

(b)     Procedure for Deficient Items.  Agent shall examine the Conversion Notice received by it as exchange agent to ascertain whether they appear to have been completed and executed in accordance with the instructions set forth in the Conversion Notice.  In the event Agent determines that any Conversion Notice does not appear to have been properly completed or executed, or any other deficiency in connection with the conversion appears to exist, Agent will consult with Client for instructions as to processing the irregular Conversion Notice.  In the absence of such instructions, Agent is authorized not to take action based on such irregular Conversion Notice.

(c)     Designees.  If a Conversion Notice specifies that a conversion is to be made on behalf of a person other than the Purchaser, Agent will issue no certificate for Conversion Shares until such Conversion Notice has been properly endorsed with the signature guaranteed (or otherwise put in proper form for transfer).

(d)     Agent Not Responsible for Cancellation and Debit of Old Shares.  Client will be the sole recordkeeping agent for the Series A Preferred Stock, and shall maintain such records in accordance with its standard practices.  Upon the Agent’s issuance of Conversion Shares in respect of Series A Preferred Stock, the certificates representing such Series A Preferred Stock will be canceled by Client, and such cancellation shall be reflected within the records maintained by Client.

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(e)     Authorizations and Protection.  As conversion agent for Client under the Transfer Agent Agreement, as supplemented hereby, Agent:

(i)      may perform any of its duties hereunder either directly or by or through agents or attorneys and Agent shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care hereunder; and may consult with counsel satisfactory to Agent (including internal counsel), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by Agent hereunder in good faith and in reliance upon the advice of such counsel;

(ii)     shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any certificates or the Series A Preferred Stock represented thereby surrendered hereunder or Conversion Shares issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Purchase Agreement or the transactions contemplated thereby;

(iii)       shall not be liable or responsible for or deemed to have knowledge of any recital or statement contained in the Purchase Agreement or any other documents relating thereto;

(iv)       shall not be liable or responsible for any failure of Client or any other party to comply with any of its covenants and obligations relating to the Purchase Agreement and the transactions contemplated thereby, including without limitation obligations under applicable securities laws;

(v)        shall have no obligation to issue any Conversion Shares unless Client shall have provided a sufficient number of certificates for Conversion Shares, or to make any payment for fractional shares unless Client shall have provided the necessary federal or other immediately available funds to pay in full amounts due and payable with respect thereto;

(vi)       shall not be liable to the Purchaser or any other holder of Series A Preferred Stock for any Conversion Shares or dividends thereon or, if applicable, cash in lieu of fractional interests and any related unclaimed property, that has been delivered to a public official pursuant to applicable abandoned property law;

(vii)      shall not be obligated to take any legal action hereunder; if, however, Agent determines to take any legal action hereunder, and where the taking of such action might, in Agent’s judgment, subject or expose it to any expense or liability, Agent shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

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3.             Representations, Warranties and Covenants.  Client represents, warrants and covenants that (a) the making and consummation of the Purchase Agreement and the execution, delivery and performance of all transactions contemplated thereby have been duly authorized by all necessary corporate action and do not and will not conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or bylaws of Client, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which it is a party or is bound, (b) this Agreement has been duly executed and delivered by Client and constitutes the legal, valid, binding and enforceable obligation of it, (c) the Purchase Transaction will comply in all material respects with all applicable requirements of law and (d) to the best of its knowledge, there is no material litigation pending or threatened as of the date hereof in connection with the Purchase Agreement or the transactions contemplated thereby.

4.             Compensation and Expenses.  In addition to the compensation and expense reimbursement otherwise payable to the Agent pursuant to the Transfer Agent Agreement, as supplemented hereby, Client shall pay to Agent compensation in respect of the additional services undertaken hereby in accordance with the fee schedule attached as Exhibit B hereto.  Agent shall be additionally entitled to reimbursement for reasonable fees and disbursements of counsel, regardless of whether any Conversion Notices are delivered to Agent, for Agent’s additional services provided for hereunder.

5.             Miscellaneous.

(a)          Term of the Amendment.  This Letter Agreement shall become effective upon due execution and delivery by both parties hereto of this Letter Agreement and shall remain in effect for so long as the Transfer Agent Agreement shall remain in effect.

(b)          Ratification.  Except as expressly set forth herein, the Transfer Agent Agreement is not modified hereby and shall remain in full force and effect in accordance with the respective provisions thereof, and is in all respects ratified and affirmed.

(c)           Partial Invalidity.  If any provision of this Letter Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Letter Agreement as a whole, but this Letter Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

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(d)          Counterparts.  This Letter Agreement may be executed in two or more counterparts, each of which, when executed and delivered, shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Agent and Client have caused these presents to be duly executed as of the day and year first above written.

MELLON INVESTOR SERVICES LLC

By:	/s/ Mark Cano
Name:	Mark Cano
Title:	Relationship Manager

CLARIENT, INC.

By:	/s/ Ray Land
Name:	Ray Land
Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT I

TO LETTER AGREEMENT RE CONVERSION AGENT SERVICES

FORM OF CONVERSION NOTICE

Reference is made to the Stock Purchase Agreement (the “Purchase Agreement”) between Clarient, Inc., a Delaware corporation (the “Company”), and Oak Investment Partners XII, Limited Partnership, a Delaware limited partnership, dated March       , 2009.  In accordance with and pursuant to the Stock Purchase Agreement, the undersigned hereby elects to convert Series A Convertible Preferred Stock into shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company for the amount indicated below as of the date specified below.

Conversion Date:

Number of shares of
Series A Preferred
Stock to be converted:

Number of shares of
Series A Preferred
Stock unconverted:

Please confirm the following information:

Liquidation Preference $

Adjusted Conversion Price per share:	$

Number of [(whole)] shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:
Title:
Phone #:

Broker DTC Participant Code:
Account Number:

* Note that receiving broker must initiate transaction on DWAC System.

Name of Stockholder:

Signature:
By:
Name:
Title:

The foregoing conversion is acknowledged and agreed to and we hereby instruct the transfer agent to issue the referenced shares.

Clarient, Inc.

By:

(Authorized Officer)

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EXHIBIT II

TO LETTER AGREEMENT re CONVERSION AGENT SERVICES

Fee Schedule

Conversion Fee	$3,500.00

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STRADLING YOCCA CARLSON & RAUTH

A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	ORANGE COUNTY (949) 725-4000 SAN DIEGO (858) 720-2150 SACRAMENTO (916) 503-1467 SAN FRANCISCO (415) 283-2240 SANTA BARBARA (805) 564-0065

March 26, 2009

Oak Investment Partners, XII, Limited Partnership (the “Purchaser”)

One Gorham Island

Westport, CT  06880

Ladies and Gentlemen:

We have acted as counsel to Clarient, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery by the Company of that certain Stock Purchase Agreement dated as of March 25, 2009 (the “Purchase Agreement”) by and among the Company and the Purchaser.  This opinion is being delivered pursuant to Section 7(a)(vi) of the Purchase Agreement.  Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

In connection with the preparation of this opinion, we have examined the documents listed below:

A.                                   The Purchase Agreement;

B.                                     The Registration Rights Agreement;

C.                                     The Irrevocable Transfer Agent Instructions;

D.                                    The Certificate of Designations;

E.                                      The Certificate of Incorporation and Bylaws of the Company;

F.                                      The minutes of the meeting of the Board of Directors of the Company dated March 25, 2009; and

The documents listed in sections A-C above are hereinafter sometimes referred to collectively as the “Transaction Documents.”

In addition, we have examined such other documents and considered such questions of law as we have deemed necessary or appropriate.  We have assumed that there are no other documents or agreements between the parties to any Transaction Document which would expand or otherwise modify the respective rights and obligations of such parties as set forth in such Transaction Documents and the documents required or contemplated thereby.

We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures (other than signatures of officers of the Company).  We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto (other than the Company), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

As to questions of fact material to our opinions, we have relied upon, and we have, without independent investigation or verification, assumed the accuracy of, the representations of each party made in the Transaction Documents and the matters and statements contained in other documents and certificates delivered in connection therewith, in certificates of officers of the Company furnished to us, and in certificates and advices of public officials.

Whenever a statement herein is qualified by the phrases “known to us,” “to our current actual knowledge,” or any similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services to the Company.  However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Based upon the foregoing, and subject to the additional assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

1.             The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.             The Company has the corporate power and authority to own or lease its properties and assets, to carry on its business as described in the Company’s Report on Form 10-K for the fiscal year ended December 31, 2008, and as, to our current actual knowledge, it is now conducted, and to enter into each of the Transaction Documents and perform its obligations thereunder.

3.             The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

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4.             Each of the Transaction Documents is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws, now or hereafter in effect relating to or affecting the rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

5.             The shares of Series A Preferred Stock to be issued to the Purchaser at the Initial Closing, and the Conversion Shares isssuable upon conversion thereof, have been duly authorized and, when issued and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable and will be free of preemptive rights or similar rights or rights of first refusal set forth in the Company’s Certificate of Incorporation and Bylaws, or of which we otherwise have current actual knowledge (other than any such rights as are disclosed in (or deemed disclosed in) the Transaction Documents or the exhibits and schedules delivered in connection therewith).

6.             Based in part upon the representations of the Purchaser contained in the Purchase Agreement, the offer, sale, issuance and delivery of the shares of Series A Preferred Stock, and the issuance of the Conversion shares issuable upon conversion thereof, under the circumstances contemplated by the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, and the qualification requirements of the California Corporate Securities Law of 1968, as amended.

7.             Except as disclosed in the Transaction Documents or the exhibits and schedules delivered in connection therewith, the execution and delivery of the Transaction Documents and the performance by the Company of their respective terms will not breach or result in a violation of (a) the Company’s Certificate of Incorporation or Bylaws, (b) any judgment, order or decree of any domestic court or arbitrator, known to us, to which the Company is a party or is subject, or (c) the terms, conditions or provisions of any contract, undertaking, indenture or other agreement or instrument identified as a material contract in the Company’s Form 10-K for the fiscal year ended December 31, 2008 or in any of the Company’s Current Reports on Form 8-K filed after December 31, 2008, in each case the breach or violation of which would materially and adversely affect the Company or its business or properties (taken as a whole).

8.             Except as disclosed in the Transaction Documents or the exhibits and schedules delivered in connection therewith, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

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9.             Except as disclosed in the Transaction Documents or the exhibits and schedules delivered in connection therewith, there is, to our current actual knowledge, no action, suit or proceeding pending against the Company or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal (a) which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the Transaction Documents or any of the transactions contemplated thereby, or (b) which, if adversely determined, could reasonably be expected to have a material adverse effect on the Company or its business or properties (taken as a whole)

10.           After giving effect to filing of the Certificate of Designations, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $0.01 par value per share, and 8,000,000 shares of Preferred Stock, $0.01 par value per share, of which 6,578,948 shares have been designated as Series A Convertible Preferred Stock, $0.01 par value per share.  To our current actual knowledge, except as disclosed in the Transaction Documents or the exhibits and schedules delivered in connection therewith, there are no options, warrants, conversion privileges, preemptive rights or other rights outstanding granted by the Company to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

11.           The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

12.           The Company’s Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

We express no opinion with respect to:

(a)           Any documents referenced in the Transaction Documents, except for the Transaction Documents themselves.

(b)           The Company’s compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

(c)           The waiver of jury trial provisions contained in the Transaction Documents.

(d)           The enforceability of the provisions of the Transaction Documents with respect to the selection of trial venue within a particular county or city.

(e)           The enforceability of the choice of law provisions of Transaction Documents.

(f)            The effect of California Civil Code Section 1671, which in part provides that a contractual provision liquidating the damages for breach of contract will be invalid if it is established that the provision was “unreasonable” under the circumstances existing at the time the contract was made.

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(g)           The effect of provisions releasing or indemnifying a party against liability for its own wrongful or negligent acts, or where indemnification is contrary to public policy.

(h)           The effect of Section 1698 of the California Civil Code, which provides in part that provisions of any instrument or agreement that, by the terms of such instrument or agreement, may only be waived in writing will not be enforced to the extent that an oral agreement has been entered into modifying provisions of such instrument or agreement.

(i)            The effect of California Civil Code Section 1670.5, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made.

(j)            The effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Documents.

(k)           The enforceability of provisions of the Transaction Documents providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

(l)            The enforceability of provisions to the effect that the failure to exercise or delay in exercising any right or remedy will not operate as a waiver of that right or remedy.

(m)          The unenforceability under certain circumstances of provisions permitting various self-help or summary remedies without adequate notice or opportunity for hearing or cure.

(n)           The effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing.

We are members of the Bar of the State of California and, for purposes of this opinion, do not purport to express, nor are we expressing, any opinion herein concerning any laws other than the laws of the State of California, the Delaware General Corporation Law and the federal laws of the United States of America.

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This opinion is as of this date, and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part.

The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.

Respectfully submitted,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth

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EXHIBIT E

FORM OF SAFEGUARD AGREEMENT

See Exhibit 10.6 to the Current Report on Form 8-K filed by Clarient, Inc. with the Securities and Exchange Commission on March 27, 2009.